UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

SCHWEITZER-MAUDUIT INTERNATIONAL, INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

1

March 15, 2012

Frédéric Villoutreix
Chairman of the Board and
Chief Executive Officer

TO OUR STOCKHOLDERS:

On behalf of the Board of Directors and management of Schweitzer-Mauduit International, Inc., I cordially invite you to the Annual Meeting of Stockholders to be held on Thursday, April 26, 2012 at 11:00 a.m. at the Company’s corporate headquarters located at 100 North Point Center East, Suite 600, Alpharetta, Georgia.

Details about the Annual Meeting, nominees for election to the Board of Directors and other matters to be acted on at the Annual Meeting are presented in the Notice of Annual Meeting and Proxy Statement that follow.

It is important that your stock be represented at the meeting regardless of the number of shares you hold. You are encouraged to specify your voting preferences by so marking and dating the enclosed proxy card. But, if you wish to vote in accordance with the directors’ recommendation, all you need do is sign and date the card.

Please complete and return the proxy card in the enclosed envelope whether or not you plan to attend the meeting. If you do attend and wish to vote in person, you may revoke your proxy at that time.

If you plan to attend the meeting, please check the card in the space provided. This will assist us with meeting preparations and will enable us to expedite your admittance. If your shares are not registered in your own name and you would like to attend the meeting, please ask the broker, trust, bank or other nominee which holds the shares to provide you with evidence of your share ownership, which will enable you to gain admission to the meeting.

Sincerely,

Frédéric Villoutreix

SCHWEITZER-MAUDUIT INTERNATIONAL, INC.
100 North Point Center East, Suite 600
Alpharetta, Georgia 30022-8246

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

April 26, 2012

The Annual Meeting of Stockholders of Schweitzer-Mauduit International, Inc. will be held at the Company’s corporate headquarters located at 100 North Point Center East, Suite 600, Alpharetta, Georgia, on Thursday, April 26, 2012 at 11:00 a.m. for the following purposes:

1.	To elect as directors the 3 nominees named in the attached proxy statement, each to serve for a term of 3 years ending at the 2015 Annual Meeting of Stockholders;

2.	To ratify the selection of Deloitte & Touche as our independent registered public accounting firm for our fiscal year ending December 31, 2012;

3.	To transact such other business as may properly be brought before the meeting or any adjournment thereof.

We currently are not aware of any other business to be brought before the Annual Meeting.

You may vote all shares that you owned as of March 1, 2012, which is the record date for the Annual Meeting. Since a majority of the outstanding shares of our Common Stock must be represented either in person or by proxy to constitute a quorum for the conduct of business, I urge you to sign, date and promptly return the enclosed proxy card in the enclosed business reply envelope. No postage is required if mailed in the United States.

John W. Rumely, Jr.
Secretary and General Counsel

March 15, 2012

SCHWEITZER-MAUDUIT INTERNATIONAL, INC.
100 North Point Center East, Suite 600
Alpharetta, Georgia 30022-8246

PROXY STATEMENT

INTRODUCTION

This Proxy Statement and the accompanying proxy card are furnished to the stockholders of Schweitzer-Mauduit International, Inc., a Delaware corporation, referred to as either the Company or SWM, in connection with the solicitation of proxies by the Board of Directors of the Company for use at the 2012 Annual Meeting of Stockholders (Annual Meeting). The Company intends to mail this Proxy Statement and proxy card, together with the 2011 Annual Report to Stockholders, on or about March 15, 2012.

GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Date, Time, and Place of Meeting

The Annual Meeting will be held on April 26, 2012, at 11:00 a.m. Eastern Daylight Time, at our corporate headquarters located at 100 North Point Center East, Suite 600, Alpharetta, Georgia 30022 and at any adjournment thereof.

How Can I Vote?

You can vote by completing, signing, dating, and mailing the enclosed proxy card in the envelope provided. Cards received in time for the meeting will be voted as instructed.

If your shares are held in “street name” (through a broker, bank or other nominee), you may receive a separate voting instruction form with this proxy statement, or you may need to contact your broker, bank or other nominee to determine whether you will be able to vote electronically by using the internet or by telephone.

If your vote is received before the Annual Meeting the named proxies will vote your shares as you direct.

For Proposal One – Election of Directors, you may:

▪	Vote FOR all nominees;

▪	WITHHOLD your vote from all nominees; or

▪	Vote FOR all nominees except one or two of the nominees you designate.

For Proposal Two – Ratification of the Selection of Independent Registered Public Accounting Firm, you may:

▪	Vote FOR the proposal;

▪	Vote AGAINST the proposal; or

▪	ABSTAIN from voting on the proposal.

How Does the Board Recommend that I Vote?

The Board of Directors unanimously recommends that you vote:

▪	FOR all nominees for election to the Board of Directors in Proposal One – Election of Directors; and

▪	FOR Proposal Two – Ratification of the Selection of Independent Registered Public Accounting Firm.

Quorum Requirement

Pursuant to Section 216 of the Delaware General Corporation Law and the Company’s By-Laws, a quorum for the Annual Meeting will be a majority of the issued and outstanding shares of the Company’s Common Stock, present in person or represented by proxy.

What If I Don’t Vote?

Voting is an important stockholder right and we encourage you to do so. It is also important that you vote to establish a quorum for the conduct of business.

Under the New York Stock Exchange, or NYSE, rules, if your shares are held in “street name” and you do not indicate how you wish to vote, your broker is permitted to exercise its discretion to vote your shares only on certain “routine” matters. Proposal One, Election of Directors is not a “routine” matter. Accordingly, if you do not direct your broker how to vote, your broker may not exercise discretionary voting authority and may not vote your shares. This is called a “broker non-vote” and although your shares will be considered to be represented by proxy at the Annual Meeting, as previously discussed above under “Quorum Requirements,” they are not considered to be shares “entitled to vote” at the Annual Meeting and will not be counted as having been voted on the applicable proposal. Proposal Two, Ratification of the Selection of Independent Registered Public Accounting Firm, is a “routine” matter and, as such, your broker is permitted to exercise discretionary voting authority to vote your shares “For” or “Against” the proposal in the absence of your instruction. Proxies marked “Withheld” on Proposal One – Election of Directors or “Abstain” on Proposal Two –Ratification of Selection of Independent Registered Public Accounting Firm will be counted in determining the total number of shares “entitled to vote” on such proposal and will have the effect of a vote “Against” a director or a proposal.

Vote Required

Proposal One: Election of Directors will be decided by a plurality of shares of SWM’s Common Stock as of the record date present in person or represented by proxy and entitled to vote on the election of directors. A “plurality” for Proposal One means the individuals who receive the greatest number of votes cast “For” are elected as directors. Votes may be cast in favor of or withheld from each nominee; votes that are withheld will be excluded entirely from the vote and will have no effect.

Proposal Two: Ratification of the Selection of Independent Registered Public Accounting Firm will be decided by the affirmative vote of a majority of shares present in person or represented by proxy and entitled to vote on the subject matter.

How Can I Change My Vote?

Any proxy may be revoked by the stockholder granting it at any time before it is voted by delivering to the Secretary of the Company another signed proxy card, or a signed document revoking the earlier proxy, or by attending the meeting and voting in person.

Who Can Vote?

Each stockholder of record at the close of business on March 1, 2012 will be entitled to 1 vote for each share registered in such stockholder’s name. Proxies cannot be voted for a greater number of persons than the number of nominees named in this Proxy Statement. As of March 1, 2012, there were 15,943,327 shares outstanding of the Company’s Common Stock, par value $0.10 per share (the “Common Stock”).

Participants in the Company’s Retirement Savings Plan (“Plan”) may vote the number of shares they hold in that plan. The number of shares shown on your proxy card includes the stock units you hold in the Retirement Savings Plan and serves as a voting instruction to the trustee of the Plan for the account in the participant’s name. Information as to the voting instructions given by individuals who are participants in the Plan will not be disclosed to the Company.

Who Pays For the Proxy Solicitation?

The Company will pay the entire cost of the proxy solicitation. The Company has retained American Stock Transfer & Trust Company, the Company’s transfer agent, to aid in the solicitation of proxies. Proxy solicitation services on routine proxy matters are included in the fees paid to American Stock Transfer & Trust Company to act as the Company’s stock transfer agent and registrar. Only reasonable out-of-pocket expenses on proxy solicitation services are charged separately. The Company will reimburse brokers, fiduciaries and other nominees for their reasonable expenses in forwarding proxy materials to beneficial owners. In addition to solicitation by mail, directors, officers and employees of the Company may solicit proxies in person, by telephone or by other means of communication.

Who Will Count the Vote?

American Stock Transfer & Trust Company has been engaged to tabulate stockholder votes and act as our independent inspector of elections for the Annual Meeting.

Discretionary Voting and Adjournments

We currently are not aware of any business to be acted upon at the Annual Meeting other than that described in the Proxy Statement. If, however, other matters are properly brought before the Annual Meeting, or any adjournment or postponement of the Annual Meeting, your proxy includes discretionary authority on the part of the individuals appointed to vote your shares to act on those matters according to their best judgment.

Adjournment of the Annual Meeting may be made for the purpose of, among other things, soliciting additional proxies. Any adjournment may be made from time to time by the chairman of the meeting of stockholders.

STOCK OWNERSHIP

Significant Beneficial Owners

The following table sets forth certain information as of December 31, 2011 regarding the number of shares of Common Stock of the Company beneficially owned by each person who is known to the Company to own, directly or indirectly, more than 5% of the outstanding shares of the Company’s Common Stock, as reflected in the Schedule 13G (and amendments, if any, thereto) as filed with the Securities and Exchange Commission in February 2012 and provided to the Company by such persons.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class	Sole Voting Power	Shared Voting Power	Sole Investment Power	Shared Investment Power
Common Stock	The Vanguard Group, Inc. 100 Vanguard Blvd. Malvern, PA 19355 (1)	927,362	5.730	24,734	0	902,628	24,734
Common Stock	Capital World Investors 333 South Hope Street Los Angles, CA 90071	970,000	6.000	970,000	0	970,000	0
Common Stock	BlackRock Inc. 40 East 52nd Street New York, NY 10022	1,658,493	10.260	1,658,493	0	1,658,493	0
Common Stock	FMR LLC and Edward C. Johnson 3rd (2) 82 Devonshire Street Boston, MA 02109	2,340,055	14.473	0	0	2,340,055	0
_________

(1)
Vanguard Fiduciary Trust Company ("VFTC"), a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 24,734 shares or 0.15% of the Common Stock outstanding of the Company as a result of its serving as investment manager of collective trust accounts. VFTC directs the voting of these shares.

(2)
Fidelity Management & Research Company (“Fidelity”), a wholly owned subsidiary of FMR LLC and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, is the beneficial owner of 2,340,055 shares or 14.372% of the Common Stock outstanding of the Company as a result of acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940. The ownership of one investment company, Fidelity Diversified International Fund, amounts to 1,380,255 shares or 8.537% of the Common Stock outstanding. Fidelity Diversified International Fund has its principal business office at 82 Devonshire Street, Boston, MA 02109. The ownership of one investment company, Fidelity Small Cap Stock Fund, amounted to 825,500 shares or 5.105% of the Common Stock outstanding. Fidelity Small Cap Stock Fund has its principal business office at 82 Devonshire Street, Boston, MA 02109. Edward C. Johnson 3rd and FMR LLC, through its control of Fidelity, and the funds each has sole power to dispose of the 2,340,055 shares owned by the Funds. Members of the family of Edward C. Johnson 3rd, Chairman of FMR LLC, are the predominant owners, directly or through trusts of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders' voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of shareholders' voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. Neither FMR LLC nor Edward C. Johnson 3rd, Chairman of FMR LLC, has the sole power to vote or direct the voting of the shares owned directly by the Fidelity Funds, which power resides with the Funds' Board of Trustees. Fidelity carries out the voting of shares under written guidelines established by the Funds' Boards of Trustees.

Directors and Executive Officers

The following table sets forth information as of February 17, 2012, unless otherwise noted, regarding the number of shares of the Company’s Common Stock beneficially owned by all directors and nominees, the Company’s Chief Executive Officer and each of the Company’s Named Executive Officers and by all directors and executive officers as a group. Unless otherwise indicated in a footnote, each person listed below possesses sole voting and investment power with respect to the shares indicated as beneficially owned by that person.

Title of Class	Name of Individual or Identity of Group	Amount and Nature of Beneficial Ownership		Percent of Class(1)
Common Stock	Claire L. Arnold	4,210	(2)	*
Common Stock	K.C. Caldabaugh	2,000	(3)	*
Common Stock	Michel Fievez	56,472	(4)	*
Common Stock	William A. Finn	5,245	(5)	*
Common Stock	Otto R. Herbst	84,926		*
Common Stock	Wilfred A. Martinez	19,560		*
Common Stock	Robert F. McCullough	1,000	(6)	*
Common Stock	John D. Rogers	1,002	(7)	*
Common Stock	Mark A. Spears	9,388		*
Common Stock	Frédéric P. Villoutreix	202,267	(8)	1.3%
Common Stock	Anderson D. Warlick	2,609	(9)	*
Common Stock	All Directors, Named Executive Officers and executive officers as a group	388,679		2.4%
_____

(1)
Percentages are calculated on the basis of the amount of outstanding securities on February 17, 2012, 15,964,318 shares, excluding securities held by or for the account of SWM or its subsidiaries, plus securities deemed outstanding pursuant to Rule 13d-3(d)(1). An asterisk shows ownership of less than 1% of the shares outstanding.

(2)
As of March 15, 2000, Ms. Arnold elected to defer 100% of her quarterly stock retainer pursuant to the Deferred Compensation Plan for Non-Employee Directors and, in 2005, pursuant to the Deferred Compensation Plan for Non-Employee Directors No. 2. As of January 1, 2012 she has also elected to defer 100% of her annual and meeting fee retainers pursuant to the Deferred Compensation Plan for Non-Employee Directors No. 2. In addition to the stock she beneficially owns, her deferred compensation plan accounts have been credited with the equivalent of 17,156 stock units, which sum includes accumulated dividends.

(3)
From March 15, 2000 through December 31, 2004 Mr. Caldabaugh elected to defer 100% of his quarterly retainer pursuant to the Deferred Compensation Plan for Non-Employee Directors and then again starting on January 1, 2009, Mr. Caldabaugh elected to defer 100% of the quarterly retainer pursuant to the Deferred Compensation Plan for Non-Employee Directors No. 2. In addition to the stock he beneficially owns, his individual deferred compensation plan accounts have been credited with the equivalent of 10,285 stock units, which sum includes accumulated dividends.

(4)	In February 2011 and March 2010, 51,038 and 5,434 shares vested, respectively, but continue to have a two-year restriction on transfer. All vested shares include the power to vote such shares.

(5)
From April 24, 2008 through December 31, 2008, Mr. Finn elected to defer 100% of the quarterly retainer pursuant to the Deferred Compensation Plan for Non-Employee Directors No. 2. In addition to the stock he beneficially owns, his individual deferred compensation plan account has been credited with the equivalent of 1,956 stock units, which sum includes accumulated dividends.

(6)
As of October 1, 2006, Mr. McCullough elected to defer 100% of his quarterly retainer pursuant to the Deferred Compensation Plan for Non-Employee Directors No. 2. In addition to the stock he beneficially owns, his individual deferred compensation plan account has been credited with the equivalent of 8,839 stock units, which sum includes accumulated dividends.

(7)
As of July 31, 2009, Mr. Rogers elected to defer 100% of his quarterly retainer pursuant to the Deferred Compensation Plan for Non-Employee Directors No. 2. His deferred compensation plan account has been credited with the equivalent of 2,874 stock units, which sum includes accumulated dividends. The 1,002 shares are owned jointly with Mr. Rogers’s wife, Kyle E. Koehler.

(8)	Shares beneficially owned include 10,000 shares owned by Mr. Villoutreix’s wife, Eileen Villoutreix, who has sole investment and dispositive power.

(9)
As of January 1, 2012, Mr. Warlick has elected to defer 100% of his quarterly stock retainer pursuant to the Deferred Compensation Plan for Non-Employee Directors No. 2. He has also elected to defer 100% of his annual and meeting fees into stock units. In addition to the stock he beneficially owns, his deferred compensation plan accounts have been credited with the equivalent of 225 stock units.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and executive officers and persons who own more than 10% of a registered class of the Company’s equity securities to file reports with the Securities and Exchange Commission regarding beneficial ownership of Common Stock and other equity securities of the Company. Executive Officers, directors and greater than 10% stockholders are required by Securities and Exchange Commission regulations to furnish the Company with copies of all forms they file pursuant to Section 16(a).

To the Company’s knowledge, based solely on a review of copies of such reports filed during the fiscal year ended December 31, 2011, all executive officers, directors and greater than 10% beneficial owners timely complied with Rule 16(a).

PROPOSAL ONE
ELECTION OF DIRECTORS

Number of Directors; Board Structure

SWM’s By-Laws provide that the number of directors on its Board of Directors shall be fixed by resolution of the Board from time to time. The Board of Directors presently has seven members, six of whom are independent. As indicated in the table below, the Board of Directors is divided into three staggered classes of directors of the same or nearly the same number.

Class I - Current Term Ending at 2014 Annual Meeting	Class II - Current Term Ending at 2012 Annual Meeting	Class III - Current Term Ending at 2013 Annual Meeting

Claire L. Arnold	K.C. Caldabaugh	Frédéric P. Villoutreix
Robert F. McCullough	William A. Finn	Anderson D. Warlick
John D. Rogers

Nominees for Director

The Board has nominated Messrs. K.C. Caldabaugh, William A. Finn and John D. Rogers for election to the Board to serve a three-year term ending at the 2015 Annual Meeting of Stockholders and until their successors are elected and have qualified. Each of these nominees is a current member of the Board and has consented to serve if elected. The Board of Directors has determined that Messrs. Caldabaugh, Finn and Rogers are independent. Should the nominees become unable to serve, proxies may be voted for another person designated by the Board of Directors. Proxies can only be voted for the number of persons named as nominee in this Proxy Statement, which is three.

Board Recommendation

The Board of Directors unanimously recommends a vote FOR the election to the Board of the three nominees for director.

Background Information on Nominees and Continuing Directors

The names of the nominees and the directors continuing in office, their ages as of the date of the Annual Meeting, their principal occupations and directorships during the past five years, and certain other biographical information are set forth on the following pages.

Nominees For Election to the Board of Directors

Name	Age	Period Served as a Director	Principal Occupations and Businesses and Directorships During Last Five Years
K.C. Caldabaugh	65	1995 – Present	Principal, Heritage Capital Group, an investment banking firm, presently and since July 2001

Chairman and Chief Executive Officer of Spinnaker Coating, Inc., a manufacturer of adhesive coated papers, 1994 – March 2001. Spinnaker Coating, Inc. filed for Chapter 11 bankruptcy protection on November 13, 2001

William A. Finn	66	2008 – Present	Chairman, AstenJohnson Holding Ltd., a holding company that has interests in paper machine clothing manufacturers, presently and since 2006
			Chairman and Chief Executive Officer, AstenJohnson, Inc., a paper machine clothing manufacturer, 1999 – 2006

John D. Rogers	50	2009 – Present	President and Chief Executive Officer of CFA Institute, presently and since January 2009
			Founding Partner of Jade River Capital Management, LLC., presently and since May 2007

President and Chief Executive Officer, Invesco Institutional N.A., Senior Managing Director and Head of Worldwide Institutional Business, AMVESCAP Plc., a mutual fund company, January 2003 – January 2006

Members of the Board of Directors Continuing in Office

Name	Age	Period Served as a Director	Principal Occupations and Businesses and Directorships During Last 5 Years
Claire L. Arnold	65	1995 – Present	Chief Executive Officer of Leapfrog Services, Inc., a computer support company and network integrator, presently and since 1998
			Director – Ruby Tuesday, Inc.

Robert F. McCullough	69	2006 – Present	Private investor, presently and since January 2007
			Senior Partner, Invesco Ltd. (formerly AMVESCAP PLC), an investment fund manager, June 2004 – December 2006
			Chief Financial Officer, AMVESCAP PLC, April 1996 – May 2004
			Director – Primerica
			Director – Acuity Brands, Inc.
			Director – Comverge, Inc., resigned June 2009
			Director – Mirant Corporation from February 2003 through January 3, 2006 when it emerged from bankruptcy

Frédéric P. Villoutreix	47	2007 – Present	Chief Executive Officer and Chairman of the Board of SWM, presently and since January 1, 2009

			Chief Operating Officer of SWM, February 2006 –December 2008

			Vice President, Abrasives Europe and Coated Abrasives World, Compagnie de Saint-Gobain 2004 – 2005

Anderson D. Warlick	54	2009 – Present	Vice Chairman and Chief Executive Officer of Parkdale and its subsidiaries, a privately held textile and consumer products company presently and since 2000

Director Qualifications for Service on the Company’s Board

The particular experience, qualifications, attributes and skills that led the Board to conclude that the nominees should sit on the Board of Directors is summarized below:

K.C. Caldabaugh

Mr. Caldabaugh has served as the chief financial officer of publicly traded companies outside the paper industry and as the chief executive officer of a private company in the paper industry, including turnaround and distressed company situations. Subsequently, he has served as a principal in a consulting firm that provides strategic planning advice and as an advisor in mergers and acquisitions. Mr. Caldabaugh’s background provides the Board with experience related to the Company’s restructuring programs, evaluation and implementation of growth opportunities and strategic planning in addition to his experience with financial controls and reporting.

Mr. Caldabaugh is one of the Company’s three financial experts and his experience as a chief financial officer provides experience directly relevant to his participation on the Company’s audit committee.

William A. Finn

Mr. Finn has served on eight private company boards and is currently the chairman of two boards and the vice chair of one board. He has extensive experience with service on non-profit boards. He served as the chief executive officer of a paper machine clothing manufacturer with international production sites, including in China. His background as chief executive officer for 24 years of an international manufacturing enterprise and his board experience has given him deep familiarity with management, human resources, financial, sales, and general administrative issues. His experience and perspective as an operator of a manufacturing enterprise and with operational and safety excellence initiatives implemented domestically and internationally is of particular relevance to the Board.

Mr. Finn also brings a wealth of experience relative to audit committee and compensation committee matters, having dealt with both throughout his career as chief executive officer of AstenJohnson and as a director on other company or non-profit boards. In these roles he has dealt with chief financial officers, controllers, treasury, information technology, audit and cash management issues as well as the interaction with and management of independent outside auditors. He has also served directly on two other compensation committees and a human resources committee. Presently, he is the chair of the audit committee for Seaman Corp. and the Trident United Way.

John D. Rogers

Mr. Rogers has extensive experience with large investment fund management firms, ranging from chief investment officer to president and chief executive officer. Mr. Rogers has served for the past eight years on the board of a New York Stock Exchange-registered firm and as a director of multiple non-profit organizations. His chief executive officer level experience and extensive experience in the investment management industry, including as an equity and fixed income investor and analyst, has equipped him with a range of skills that relate directly to identifying and driving the elements that create value and maximize the effective utilization of capital. His current position as chief executive officer of the leading association of investment professionals worldwide provides him timely perspective on issues of interest to the Company, and enhances the Board’s ability to relate to and represent the interests of the Company’s stockholders. Mr. Rogers is one of our three financial experts and contributes these skills as a member of the Company’s audit committee.

The background relevant to their service on the Company’s Board of Directors for each of the Directors continuing in office is summarized below:

Claire L. Arnold

Ms. Arnold has served as a director with five New York Stock Exchange-listed small capitalization companies, including service as the chair of nominating & governance, compensation and audit committees. She has also served in the capacity of lead director, and currently serves as the Company’s Lead Non-Management Director and chair of its Compensation Committee. Ms. Arnold’s broad experience on other boards and board committees allows her to provide substantial value and insight into best governance practices on such critical topics as executive compensation and governance. From a business perspective, Ms. Arnold was the chief executive officer of a large, private distribution company for 15 years, building it from $30mm in sales when acquired in a leveraged buy-out to sales of $1.6 billion, accomplishing that equally through organic growth and through a series of acquisitions. The company distributed tobacco products, among other things, giving Ms. Arnold direct insight into dealing with SWM’s major customers. Ms. Arnold is currently the chief executive officer of Leapfrog Services Inc., a computer support company and network integrator. Her experience with information technology management systems has been directly relevant to an area in which the Company has and continues to make substantial capital investment. Ms. Arnold’s direct experience running a large enterprise, as well as her role in identifying, negotiating, and managing the integration of acquisitions, makes Ms. Arnold a valuable asset to the Board in exercising its oversight and input on strategic planning.

Robert F. McCullough

Mr. McCullough served as a partner in an international accounting firm and subsequently as the chief financial officer of a large investment fund management company from which he developed a deep understanding of accounting, internal control and disclosure rules applicable to public enterprises. His experience also includes work with companies engaged in several fields of manufacture and financial services.

Mr. McCullough’s experience related to his role as chair of the audit committee is also deep and wide, having been the chair of five other audit committees as well as having interacted with audit committees, both in the capacity as chief financial officer of a public company and as the outside independent auditor and audit partner in charge. He has also served on other companies’ compensation committees, providing him with background in the areas of executive compensation and related plan designs. He brings to the Board strong accounting, financial control and reporting expertise, as well as broad experience in consulting with companies on strategic planning, cost controls, and mergers and acquisitions. The depth of his experience, including being a certified public accountant in good standing, working in the auditing profession for over 30 years, and 10 years as a chief financial officer, provides him with a singular set of skills for service on SWM’s board and audit committee and as one of the Company’s three financial experts.

Frédéric P. Villoutreix

As current Chairman and Chief Executive Officer and former Chief Operating Officer, Mr. Villoutreix brings a unified vision and depth of understanding of the operational, financial, and strategic elements of the Company to the Board. He also serves as the primary liaison between management and the Board as well as filling the core leadership role for both groups. His experience, both within the Company and in the various management positions and international assignments he held with his previous manufacturing-based employer, enhanced his ability to perform these functions.

Anderson D. Warlick

As the vice chairman and chief executive officer of a company that utilizes domestic and foreign based manufacturing sites to produce and compete world-wide in primarily commodity product lines, Mr. Warlick brings experience to the Board in operational excellence, operating in less developed countries, and effective management and deployment of fixed assets situated in different positions along the cost curve of competitive facilities. These skills and experience are directly related to developing and guiding the implementation of solutions to the Company’s current and strategic challenges.

Mr. Warlick also currently serves on the boards of three private corporations, one of which he serves as lead director, and is a member of their compensation and nominating & governance committees. He previously served as a director of an additional private company, including as the lead director and member of the audit committee. The experience he acquired in these roles contributes to his service on the Company’s compensation and nominating & governance committees.

Nomination of Directors

Directors may be nominated by the Board of Directors or by stockholders in accordance with the By-Laws of the Company. The Nominating & Governance Committee, which is composed of three independent directors, identifies potential candidates and reviews all proposed nominees for the Board of Directors, including those proposed by stockholders. The candidate review process includes an assessment of the person’s judgment, experience, independence, understanding of the Company’s business or other related industries, commitment and availability to prepare for and attend Board and Board Standing Committee meetings and such other factors as the Nominating & Governance Committee determines are relevant in light of the needs of the Board of Directors and the Company. The Nominating & Governance Committee selects qualified candidates and presents them to the full Board of Directors, which body decides whether to invite the candidate to be a nominee for election to the Board of Directors. The Nominating & Governance Committee Charter authorizes the Nominating & Governance Committee to retain such outside experts as it deems necessary and appropriate to assist it in the execution of its duties. A further discussion of the process for shareholder nominations for director is found under the caption “How Stockholders May Nominate Directors.”

Board Diversity

The Company does not have a formal policy concerning the diversity of its directors. In practice, the Nominating & Governance Committee establishes a list of criteria it seeks to address when filling a board seat and then searches for candidates that best meet those criteria without limitations imposed on the basis of race, gender or national origin. Diversity of experience and perspective is considered in reviewing the composition of the Board.

Director Independence

All of the Directors, with the exception of Frédéric Villoutreix, who also serves as the Chief Executive Officer, are independent under applicable rules, New York Stock Exchange regulations and the Company’s Corporate Governance Guidelines.

Certain Transactions and Business Relationships

No director had any business relationship or engaged in any transactions resulting in any direct or indirect compensation from the Company or its affiliates except for services and expenses incurred in performing their duties as directors.

Board Exercise of Risk Oversight

The Board exercises oversight of enterprise risk at a number of levels and utilizes formal and informal mechanisms to do so.

The Audit Committee plays a material role in oversight of financial, disclosure, and liquidity risk issues, as well as being the main overseer of the internal control mechanisms used by management in both the financial and non-financial areas. Aspects of risk review occur at virtually every Audit Committee meeting, including ongoing review of financial results, control issues, compliance audit processes and results, debt covenant compliance, hedging activities, and liquidity measures. The Audit Committee has regular interaction with the Company’s independent auditors throughout the year, including independent sessions to address internal control and other matters.

The Nominating & Governance Committee assesses governance controls and compliance with related Securities and Exchange Commission and New York Stock Exchange listing requirements at least annually. It also undertakes an ongoing review of succession planning, both at the management and board levels, to assure an appropriate process exists to maintain the continuity of management and the necessary skill sets for the successful operation and oversight of the Company.

The Compensation Committee assesses compensation design and levels from the perspectives of market reasonableness and appropriateness to the objectives of retaining the quantity and level of management expertise and depth required for the successful execution of the Company’s business goals. The Compensation Committee also assesses the risk posed by the Company’s compensation program design and practices and the probability that they might result in adverse impacts on the Company.

The Board as a whole regularly reviews financial performance and risks to that performance, competitive market situations, risks to operations and operating capabilities, regulatory change, and strategic planning. These reviews are provided through regularly scheduled financial and operations reviews, as well as through the Committee Chair reports to the Board that also occur on a regular basis. More in-depth reviews are provided, at least annually, on selected topics such as litigation and regulatory compliance, customer satisfaction and performance assessments, and strategic planning. In 2010, the Board also instituted an in-depth discussion with management of each of the major risk factors, including those identified in the Company’s filings with the Securities and Exchange Commission. In 2011, the Company created an internal audit department which, among other things, is tasked with the development, implementation and ongoing refinement of a comprehensive Enterprise Risk Management program.

Board Succession Planning

The Board, though its Nominating & Governance Committee, regularly reviews the particular skill sets required by the Board based on the nature of the Company’s business, strategic plans and regulatory changes as well as the current performance of the incumbent directors. The Company also has an age limit on service as a director. A person not an employee-director is not eligible for election or re-election as a director of the Company after his or her 72nd birthday. This is an added institutionalized mechanism for periodic change in directors to provide fresh insight.

How Stockholders May Nominate Directors

Any stockholder of record entitled to vote generally in the election of directors may submit a candidate for consideration by the Nominating & Governance Committee by notifying the Secretary and General Counsel in writing at the address noted on the face page of this Proxy Statement. The notice of intent to nominate a candidate for the Board of Directors must satisfy the requirements described below and must be delivered, either by personal delivery or by United States mail, postage prepaid, to the Secretary and General Counsel of the Company and received by the Company not less than 120 calendar days before the anniversary date of the Company’s Proxy Statement released to stockholders in connection with the previous year’s Annual Meeting. If the Annual Meeting is not scheduled to be held within a period that commences 30 days before such anniversary date and ends 30 days after such anniversary date (an Annual Meeting date outside such period being referred to herein as an “Other Meeting Date”), such stockholder notice shall be given in the manner provided herein by the later of the close of business on (i) the date 90 days prior to such Other Meeting date or (ii) the 10th day following the date such Other Meeting Date is first publicly announced or disclosed.

The stockholder’s notice of intent to nominate a candidate for the Board of Directors shall state the following:

▪	the name and address of record of the stockholder who intends to make the nomination

▪
a representation that the stockholder is a holder of record of shares of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice

▪	the name, age, business and residence addresses, and principal occupation or employment of each nominee

▪
a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder

▪
such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission; and

▪	the consent of each nominee to serve as a director of the Company if so elected

Notices from stockholders under this section must comply with all applicable laws, including but not limited to Rule 14a-8 of the Securities and Exchange Commission. The Company may require any proposed nominee to furnish such other information as may reasonably be required by the Company to determine the eligibility of such proposed nominee to serve as a director of the Company.

In the event that the number of directors to be elected to the Board of Directors of the Company is increased and either all of the nominees for director or the size of the increased Board of Directors is not publicly announced or disclosed by the Company at least 100 days prior to the first anniversary of the preceding year’s Annual Meeting, a stockholder notice shall also be considered timely hereunder, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary of the Company at the principal executive office of the Company not later than the close of business on the 10th day following the first date all of such nominees or the size of the increased Board of Directors shall have been publicly announced or disclosed.

EXECUTIVE COMPENSATION

COMPREHENSIVE COMPENSATION DISCUSSION & ANALYSIS

Compensation Philosophy

The Company’s compensation philosophy centers on three tenets:

▪	Pay for performance

▪	Alignment with stockholders

▪	Total compensation set at market median value for like skills and responsibilities

Implementation of Philosophy

The Company implements its compensation philosophy through a number of methodologies including:

▪	Allocating a material portion of total compensation to incentive-based, at-risk compensation opportunities

▪	Setting incentive plan objectives that directly or indirectly contribute to increased shareholder value

▪	Awarding a material portion of total compensation in the form of equity

▪	Utilizing an annual competitive compensation study to guide total and individual compensation components and values.

The Company’s compensation program provided to its Named Executive Officers in 2011 adhered to the Committee’s compensation philosophy in all material respects.

Pay for Performance

In 2011 and 2010, management delivered the following results for stockholders:

$ in millions, except per share amounts	2010	2011	% Change
Net Sales	$740.2	$816.2	10.3%
Net Income	$65.3	$92.6	41.8%
Operating Profit from continuing operations	$109.6	$119.2	8.8%
Diluted Net Income Per Share	$3.53	$5.46	54.7%

•
With the introduction of lower ignition propensity cigarette mandates in the European Union, SWM expanded market share in the EU and changed product mix from conventional cigarette papers to higher-margin LIP papers

▪	SWM improved operational performance and reduced costs throughout the company as a result of the global operational excellence program

Alignment with Stockholders

Performance metrics established for the 2011 award opportunities under the Annual Incentive Plan (AIP) and the long-term incentive opportunity to earn performance-based restricted stock under the Restricted Stock Plan (RSP) were each tied to key drivers of stockholder value that included earnings per share, return on invested capital, operating profit, net sales and free cash flow.

Incentive-based compensation earned on the basis of performance against the above metrics represented the majority of the Named Executive Officers’ total compensation in 2011.

2011 Named Executive Officer Incentive Pay as % of Total Compensation

Non-Incentive
Compensation
33%
Incentive
Compensation
67%

The form in which compensation was paid to the Named Executive Officers was substantially weighted toward equity in order to further align the interests of the Named Executive Officers with the interests of stockholders.

Named Executive Officer Equity Opportunity as % of Total Compensation

Equity Based
Compensation
38%
Cash Based
Compensation
62%

Market-Based Competitive Compensation Levels

Compensation paid to the executive team is based on competitive market data developed annually by an independent compensation consultant retained by the Committee that has no other ties to management or business with the Company that could impair its assessment. The market analysis is based on a peer group of companies developed by Towers Watson for comparable management positions. This peer group consists of the same companies examined by Towers Watson the previous year and includes the companies identified as peers by RiskMetrics in its 2011 review. The Compensation Committee has continued its philosophy of setting compensation at the market median, which experience has shown is the level at which the Company can recruit and retain the level of talent the Compensation Committee deems to be in the best interest of the Company and its stockholders. Non-executives are compensated based on a Hay rating system or comparable market-based evaluation system. The Compensation Committee does not evaluate the relationship of the market-based determinants for the executive and non-executive groups as part of its executive compensation evaluation.

Majority of Net Income is Retained for Stockholders

In 2011, 93%, or $92.6 million, of the $99.6 million of net income (excluding incentive compensation expense) earned by the Company was retained for stockholders, and 7%, or $11.0 million (or $7.0 million net of the Company's anticipated tax deductions) was paid to the 260 employees who participate in the Company’s incentive compensation plans. The Named Executive Officers were paid $4.9 million, or 44.5%, of the total pre-tax incentive compensation. A detailed discussion of each of the foregoing topics is contained in the following sections of the Compensation Discussion and Analysis.

Market Value Determination

Since the Company’s inception, the Compensation Committee has retained an independent compensation consultant to conduct an annual executive competitive compensation analysis. Towers Watson was retained to develop the 2011 executive competitive compensation analysis. Towers Watson has no other business dealings with the Company and is considered by the Compensation Committee to be independent of management in handling this assignment. The Compensation Committee periodically places this consulting assignment out for competitive bid to evaluate the capabilities of other potential consultants.

The competitive compensation analysis is intended to reflect the scope of an executive’s responsibility, experience in the position and labor market conditions. The 2011 compensation analysis entailed two bases for comparison, published survey data and proxy statement data.

▪
Published survey data was used for all SWM executives as the primary tool for market comparisons. This source provides for larger sample sizes and more direct position role matching. All published survey data was aged to a common date of July 1, 2012 using an annual aging factor of 3.0% per year

▪	In addition, proxy statement data for a peer group of 15 companies was used to analyze the Chief Executive and Chief Financial Officer positions. The companies were as follows:

RTI International Metals, Inc.
Neenah Paper, Inc.
Innospec Inc.
KapStone Paper and Packaging Corporation
Headwaters, Inc.
OMNOVA Solutions Inc.
Amcol International Corp.
Buckeye Technologies Inc.
OM Group Inc.
Wausau Paper Corp.
Louisiana - Pacific Corp.
HB Fuller Co.
Clearwater Paper Corporation
PH Glatfelter Co.
Verso Paper Corp.

Based on industry benchmarks and practice, Towers Watson considers executive incumbents to be competitively paid and within the “market median” if the following compensation components are within the noted range of market median: base salary +/- 15%, annual bonus +/- 5%, long-term incentives +/- 10%, total target cash +/- 15% and total target direct compensation +/- 15%. The competitive compensation analysis evaluated the following components: base salary; annual incentive bonus (Annual Incentive Plan compensation assuming attainment of the Target objective level, expressed as a percentage of base salary); target total cash compensation (base salary plus AIP); long-term incentive compensation (assuming attainment of the Target objective level); and target total direct compensation, which is the sum of base salary plus AIP plus long-term incentive compensation at the Target level.

The competitive compensation analysis provides the Compensation Committee with the 25th, 50th and 75th percentile values for each compensation component and guidance as to the amount of such compensation that is delivered in the form of cash or equity. The data developed from this process is used when a new executive is hired between studies to determine the initial compensation package. Supplementary information from recruiting and tax consultants is used to test the reasonableness of any recruitment incentives that may be offered to attract new talent.

Each Named Executive Officer’s total target cash compensation relative to the market median is summarized in the following table:

Name	Position	FY 2011 Total Target Cash Compensation	Position Against FY 2011 Market 50th Percentile
Frédéric P. Villoutreix	Chief Executive Officer	$1,321,300	11% below
Otto R. Herbst	Chief Operating Officer	$697,500	4% below
Peter J. Thompson	EVP Strategy & Finance	$533,600	8% below
Michel Fievez	EVP, Reconstituted Tobacco	€441,000 (1) (US$572,109)	42% above
Wilfred A. Martinez	VP, LIP Operations	$441,000	17% below
Mark A. Spears	Controller	$272,700	1% above

(1) Mr. Fievez's compensation is paid in euro and was converted at the December 31, 2011 exchange rate of 1.2973 euro to the U.S. dollar.

Each Named Executive Officer’s total target direct compensation relative to the market median is summarized in the following table:

Name	FY 2011 Total Target Direct Compensation	Position Against FY 2011 Market 50th Percentile
Frédéric P. Villoutreix	$2,604,800	13% below
Otto R. Herbst	$1,215,000	1% below
Peter J. Thompson	$864,800	10% below
Michel Fievez	€630,000 (US$817,299)	62% above
Wilfred A. Martinez	$630,000	28% below
Mark A. Spears	$343,400	1% above

The Committee reviewed more closely the two Named Executive Officers whose compensation varied by more than 15% from the market median set forth in the competitive compensation analysis. Michel Fievez, Executive Vice President, Reconstituted Tobacco, is based in France. His compensation exceeds the +/- 15% variance because the benchmark data was based on a position that had more limited responsibility. Mr. Fievez not only has responsibility for the Reconstituted Tobacco business (including the U.S.-based wrapper and binder business) but also serves as country manager of France, which has multiple profit centers and almost half of all SWM employees. Mr. Fievez also has responsibilities related to the startup of our reconstituted tobacco leaf (RTL) joint venture in China. Therefore, the position had more responsibility and retention risk than the benchmarked positions and the Committee, in consultation with Towers Watson, determined that the adjustment from the market median was appropriate to reflect these differences from the benchmarked positions.

Compensation for Wilfred Martinez, Vice President, LIP Operations, has increased from 2010 to 2011 corresponding to growth in the business line he heads, in keeping with the Committee's plans for stepped increases from 2010 to 2012. although his compensation remains more than 15% below the market median. The low ignition propensity papers (LIP) business line is expected to continue rapid growth over the next year because 2012 will be the first full year of LIP regulations in the European Union, and accordingly benchmarks used to evaluate Mr. Martinez's position were set at the revenue level projected for LIP papers in 2012. In 2011, LIP papers were not yet at those revenue levels and setting 2011 compensation to the benchmark would not have permitted an increase corresponding to expected growth. Therefore, the Committee in consultation with Towers Watson adjusted the 2011 compensation for Mr. Martinez down from the benchmark to reflect expected LIP revenue growth.

Executive Compensation Plans, Form of Payment and Approval Process

The elements of and the processes for setting executive compensation have not changed in any material way over the past years and consist of the following components:

Compensation Element	Method for Establishing its Value	Form of Payment	Who Establishes Objectives and Participation
Base Salary	Competitive Compensation Analysis is primary; subjective evaluation of performance applied to adjust +/− 15% from 50th percentile of the market reference point.	Cash
Chief Executive Officer recommends, Compensation Committee approves for all officers other than Chief Executive Officer who is approved by full Board of Directors; full Board evaluates Chief Executive Officer annually, Chief Executive Officer evaluates other officers annually.

Annual Incentive Plan	Competitive Compensation Analysis; performance-based measured over a fiscal year.	Cash
Chief Executive Officer recommends and Compensation Committee approves: (i) business unit objectives at beginning of cycle and (ii) performance against corporate and business unit objectives at year end. Chief Executive Officer approves officer individual objectives (not more than 40% of total opportunity) and performance against same. Board approves corporate unit objectives and Chief Executive Officer individual objectives (15% of total opportunity) and performance against same.

Long-Term Incentive Plan	Competitive Compensation Analysis; performance-based and measured over 2-3 fiscal years. This plan remains in effect, but has not been utilized the past few years.	Cash	Chief Executive Officer recommends and Compensation Committee approves (i) unit objectives at beginning of cycle and (ii) performance against unit objectives at end of each year in award cycle.

Restricted Stock Plan	Competitive Compensation Analysis for performance share award opportunities.
Restricted stock performance shares are banked in each year of an award cycle with vesting either at final completion of award cycle (as to shares earned in 2010) or one year after completion of award cycle (as to shares earned in 2012). Dividends and voting rights attach when banked.
Chief Executive Officer recommends performance share objectives; Compensation Committee approves (i) performance share objectives and (ii) performance against objectives.

	Chief Executive Officer recommendation on targeted grants for retention, special recognition and recruitment.	Targeted grants are typically time-based with cliff vesting.	Chief Executive Officer recommends and Compensation Committee approves any targeted grants

Compensation Element	Method for Establishing its Value	Form of Payment	Who Establishes Objectives and Participation
Executive Severance Plan (1)
Board of Directors' judgment. Provides a value equal to 3 times highest base salary and incentive compensation earned under the Annual Incentive Compensation Plan and certain other benefits over prior 3 years in case of a change of control and between 6-24 months salary in the event of a termination for other than cause or voluntary departure.
Cash
Participation in the Executive Severance Plan and the terms of the plan were approved by the full Board of Directors. The multiples of annual compensation awarded by the plan were initially established based on a market assessment. The Board has reevaluated the plan terms at least twice since it was first approved in 1996.

Deferred Compensation Plan
In addition to a participant’s voluntary deferral of salary or bonus that has been earned, Company contributions may be made to participant accounts, typically to offset tax liabilities associated with targeted restricted stock grants.
		Cash deposit to participant’s account.	The Chief Executive Officer recommends and the Compensation Committee must approve any Company contributions to the Deferred Compensation Plan.

Perquisites
U.S.-based officers get a maximum of $1,500 for a medical exam and financial planning/tax preparation services; foreign officers and officers in expatriate status may get other perquisites based on market conditions where they are assigned. Such benefits are determined in consultation with independent consultants.
		Typically a cash reimbursement of certain expenses and company car if normally provided in the country.	The Chief Executive Officer recommends and the Compensation Committee must approve any perquisites provided to officers.

Retirement Plan (2) and Retirement Savings Plan (401(k))	Provided on the same basis as to all other employees.	Per plan terms.	Compensation Committee or the Board of Directors approves the plans.

Health, Welfare and Vacation Benefits	Provided on the same basis as to all other employees.	Per plan terms.	Company policy.

_________

[1]
Based on the Board’s judgment, severance benefits reflect the fact that it may be difficult for very senior employees to find comparable employment within a short period of time and the value placed on being able to quickly disentangle the Company from an executive employee in the event of a termination by payment of a lump sum. Change of control benefits are contingent upon providing continued services, as requested, through a change of control thereby increasing the ability of the Company to accomplish that task with an intact management team, while recognizing a degree of security must be provided to retain officers who may well be out of a position following their implementation of such a change in control. Further information concerning the severance benefits are found in the "Potential Payments Upon Termination or Change in Control" section.

[2]
Retirement Plan benefits for all U.S. salaried employees, including officers, were frozen effective January 1, 2006. Presently, only the EVP, Strategy and Finance and the Corporate Controller have grandfathered cash balance-based benefits payable under the Retirement Plan. Further details concerning the pension plan benefit are provided in the narrative following the "2011 Pension Benefits" table.

Base Salary–2011

The 2011 base salary for each Named Executive Officer relative to the 2011 market median base salary is set forth below:

Named Executive Officer Position	2011 Base Salary	Position Against FY2011 Market 50th Percentile
Chief Executive Officer	$755,000	2% above
Chief Operating Officer & EVP Paper Business	$450,000	3% above
EVP Strategy and Finance	$368,000	1% above
EVP, Reconstituted Tobacco (1)	€315,000	37% above
	($408,650)
VP, LIP Operations	$315,000	7% below
Corporate Controller	$202,000	1% above
______

(1)	See the discussion on basis for variance from market median under section captioned “Market Value Determination.”

Annual Incentive Plan: 2011 Objectives and Results; 2012 Objectives

The Annual Incentive Plan provides a cash-based award opportunity that may be earned if performance objectives are achieved over a fiscal year period. AIP compensation is intended to reward the performance of executive officers as well as non-executive participants who have meaningfully contributed to the attainment of the Company's objectives. Maximum AIP opportunities for officers can range from 75% to 150% of a participant’s base salary, depending on the position held by the participant. Each year, objectives are established for corporate unit, business unit and individual performance, with the individual award component for officers not exceeding 40% of the total award opportunity. The full Board of Directors approves the corporate unit objective and the Chief Executive Officer’s individual objectives. All other unit objectives are approved by the Compensation Committee. The Chief Executive Officer approves each of the other officers' individual objectives.

A.	2011 Performance Measures, Weightings, Goals and Achievement

Annual Incentive Plan objectives for the Named Executive Officers' 2011 incentive award opportunities are set out below. These objectives were selected because they were deemed to be the primary drivers for delivering increased stockholder value. As in previous years, the Threshold level objective generally reflects the prior year's actual results, and the Target objective reflects the current year's budget, which generally sets an aggressive goal for growing the business. Objectives for the Outstanding and Maximum performance levels are set at progressively more aggressive levels. For example, for the Corporate Unit component of 2011 AIP, the Threshold level objective was set at the prior year's actual results, the Target level objective was set at 6% to 15% above Threshold, the Outstanding objective was set at 17% to 29% above Threshold, and the Maximum objective was set at 23% to 35% above Threshold.

Starting in 2011, AIP business unit objectives are no longer based on geographic units but are now based on product lines (Global Paper Unit, consisting of Base Paper and LIP Paper, and Reconstituted Tobacco Unit). Participants in Shared Services (financial, legal, human resources, information technology and research) are no longer linked to any particular business unit or unit objectives; their AIP awards are based on achievement by the Corporate Unit and by each individual. These changes reflect the Company's organizational structure and better align AIP opportunities with position responsibilities. The Committee established different objective levels for each of the business units. Because the LIP Papers business was expected to grow rapidly during 2011, the Committee established more difficult goals for affected objective levels. Additionally, to encourage ongoing growth, at least 20% of each participant's Individual objectives must be directed to developing leadership skills. All 2011 corporate and business unit objectives excluded the impact of impairment and restructuring charges.

	2011 Objectives
MEASUREMENT METRICS	Threshold	Target (100%)	Outstanding	Maximum
Corporate Unit Metrics
75% Earnings per share	$4.35	$5.00	$5.60	$5.87
25% Return on invested capital	17.1%	18.2%	20.0%	21.0%
Business Unit Metrics
Global Paper Unit Metrics (Base Paper and LIP Paper)
30% Operating Profit	$50.0	$79.5	$85.7	$90.0
30% Net Sales	$471.8	$529.5	$537.4	$554.0
40% Free Cash Flow	$(24.3)	$18.4	$25.5	$35.0
Reconstituted Tobacco Unit Metrics
30% Operating Profit	$73.0	$76.8	$81.0	$83.0
30% Net Sales	$208.0	$212.3	$220.0	$225.0
40% Free Cash Flow	$16.9	$20.7	$24.2	$28.2
Individual	80% to individual objectives and 20% to leadership development objectives

The Committee weighted each component of the Named Executive Officers' AIP incentive opportunity differently, to reflect their differing responsibilities and opportunities to affect business outcomes. For 2011, weighting between the Corporate, Business Unit and Individual components for each of the Named Executive Officers' total AIP award opportunity was as follows:

Name	Corporate	Business Unit	Individual	Business Unit
Frédéric P. Villoutreix	85%	n/a	15%	n/a
Otto R. Herbst	40%	40%	20%	Global Paper
Peter J. Thompson	70%	n/a	30%	Shared Services
Michel Fievez	20%	40%	40%	Reconstituted Tobacco
Wilfred A. Martinez	20%	40%	40%	LIP Papers
Mark A. Spears	70%	n/a	30%	Shared Services

Actual performance achieved in 2011 against the Corporate and Business Unit measurement metrics, stated as a percentage of the Target objective, is summarized in the following table:

Corporate Unit Metric	Earnings Per Share	Return on Invested Capital
	196%	143%
Business Unit Metric	Net Sales	Operating Profit	Free Cash Flow
Global Paper	156%	79%	76%
LIP Paper	152%	97%	85%
Base Paper	160%	0%	51%
Reconstituted Tobacco	175%	200%	200%

The total earned payout for each of the Named Executive Officers is reflected in the column labeled “Non-Equity Incentive Plan Compensation" in the "Summary Compensation"table.

B.	2012 Award Opportunity Metrics

The Compensation Committee plans to establish a 2012 award opportunity utilizing performance metrics consistent with the metrics used in 2011, as noted below:

Objective Areas & Applicable Metrics as a % of Total Award Opportunity	2012 Performance Objective at Target Performance Level
Corporate Unit Earnings per share: 75% Return on invested capital: 25%	Confidential
Global Paper Unit:
Base Paper
LIP Paper
Operating profit: 30%	Confidential
Net sales: 30%
Free cash flow: 40%
Reconstituted Tobacco Unit
Operating profit: 30%	Confidential
Net sales: 30%
Free cash flow: 40%
Individual	80% to individual objectives and 20% to leadership development objectives

Certain objectives set for the performance metrics are considered to be confidential because their disclosure could be harmful to the Company and its stockholders. This is particularly true of quantitative business unit objectives that would allow our customers and competitors to gain insight into our margins and other financial metrics on specific product groups, information which could be used to the Company’s detriment in competitive bid situations and contract negotiations with our large customers. The Compensation Committee considers the performance levels necessary to earn the annual incentive award to be challenging at the Target objective level and increasingly more difficult at the Outstanding and Maximum award levels. The award payout that may be achieved at each of the performance levels is set commensurate with its difficulty.

Restricted Stock Plan–Performance Shares: Year 2011 of the 2011-2012 Award Opportunity

Performance Objectives

The Company completed the first year of the two-year Performance Share award opportunity under the Restricted Stock Plan that began January 1, 2011 and will end on December 31, 2012. The purpose of the Restricted Stock Plan is to enhance retention of the senior management team and other key employees, and to increase the equity stake the Company's senior management team holds in the Company so that their interests are further aligned with interests of stockholders.

The Restricted Stock Plan provides opportunities to earn Performance Shares based on achievement of Corporate and Business Unit continuing operations objectives (that is, return on invested capital or ROIC), as well as achievement of Business Unit strategic initiatives. As with AIP compensation, objectives for 2011 were set according to Threshold level (prior year's actual results), Target level, and Outstanding and Maximum levels (progressively more difficult than Target). The Continuing Operations metric is now defined by Corporate and product line Business Units, rather than by individual mill performance. The 2011-2012 Restricted Stock Plan also provides more focused incentives, assigning greater weight to Strategic Initiatives and lesser weight to Corporate ROIC in determining Performance Shares for several executives. Additionally, to encourage retention, the second year of the Plan will vest after one year, rather than immediately at the end of the plan cycle. The performance objectives, performance metrics and assignment of same to the Named Executive Officers are summarized in the following tables:

Named Executive Officer Metric (% total award assigned to metric)	2011 Objectives				Achievement & Rating
	Threshold	Target (100%)	Outstanding	Maximum
Corporate Unit Metric: Improvement in ROIC
Chief Executive Officer (60%) Chief Financial Officer (60%) Chief Operating Officer (20%) VP, LIP Operations (20%) EVP, Recon. Tobacco (20%) Corporate Controller (60%)	17%	18%	20%	21%	20%
Business Unit Continuing Operations Metric: Improvement in ROIC
Chief Operating Officer (Global Papers - 40%)	10%	14%	15%	16%	13%
VP, LIP Operations (LIP Paper - 30%)	32%	41%	43%	45%	46%
EVP, Recon. Tobacco (Recon Tobacco - 30%)	40%	42%	44%	46%	49%
Business Unit Strategic Initiatives
Chief Executive Officer (40%) Chief Financial Officer (40%) Controller (40%)
Oracle deployment and optimization	Some delays and cost overruns	Successful deployment of R12 in Americas and Poland (Shared Services)	Target + Make to Stock for LIP Europe	Outstanding + Make to Stock for base paper at PDM	25%
Alpha Initiatives	Confidential; qualitative assessment by Compensation Committee				100%
Chief Operating Officer (40%) VP LIP Operations (50%)
LIP Paper expansion outside North America	LIP operations > $66 million + acceptable quality and service	LIP operations > $70 million + good quality and service	LIP operations > $74 million + very good quality and service	LIP operations > $76 million + excellent quality and service	68%
Lean 6 Sigma deployment	Lean 6 Sigma pilot at PDM + 24 Black Belts + 33 projects + savings of $4.3 million	Lean 6 Sigma at 6 sites + 30 Black Belts + 100 Green Belts + savings of $10 million	Lean 6 Sigma at 6 sites + 30 Black Belts + 145 Green Belts + savings of $12 million	Same as Outstanding, except savings of $14 million	175%
Oracle deployment and optimization	See above
EVP Recon Tobacco (50%)
Reconstituted Tobacco in Asia	Some delays and cost overruns	Mothball RTL Philippines; start construction of RTL China	Target + Generate 3000MT of sales to Yunnan	Target + Generate 5000 MT of sales to Yunnan	150%
Lean 6 Sigma deployment	See above
Oracle deployment and optimization	See above

Corporate Income Tax Treatment

The incentive compensation earned under the Annual Incentive Plan and the Performance Shares earned under the Restricted Stock Plan qualify as performance-based compensation under Code Section 162(m). To date, the Company has not lost any income tax deductions associated with executive compensation. The Compensation Committee and the Board of Directors evaluate the objective of maximizing the Company’s income tax deductions but do not have a firm policy prohibiting payment of compensation that would not qualify for favorable tax treatment under Code Section 162(m).

“Say on Pay”: Advisory Votes on Executive Compensation

In 2011 the Board asked SWM's stockholders to indicate on a non-binding, advisory basis whether they approve SWM's executive compensation (“say on pay”) and how frequently they prefer SWM to hold an advisory vote on executive compensation. These proposals were contained in SWM's proxy dated March 10, 2011, as required by section 14A of the Securities Exchange Act, amended by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010.

In particular, Proposal Three of the 2011 proxy asked stockholders to vote concerning the following resolution:

RESOLVED, that our shareholders approve, on an advisory basis, the compensation paid to our Named Executive Officers, as disclosed pursuant to Item 402 of Regulation S-K, including in the “Compensation Discussion and Analysis,” the accompanying compensation tables and the corresponding narrative discussion and footnotes.

Proposal Four of the 2011 proxy asked stockholders to vote concerning the following resolution:

RESOLVED, that our shareholders approve, on an advisory basis, that the frequency with which they prefer to have a “say-on-pay” vote is:

◦	every three years;

◦	every two years;

◦	every year; or

◦	abstain from voting

Voting results showed that SWM's stockholders overwhelmingly approved the company's executive compensation arrangements, as follows:

FOR:	14,268,563
AGAINST:	301,653
ABSTAIN:	154,515

Additionally, the stockholders strongly favored having a non-binding vote on executive compensation every three years, rather than more frequently, as follows:

Every Year	Every Two Years	Every Three Years	Abstain
2,272,697	45,264	12,313,481	96,030

Taking these results into account, the Board of Directors resolved to hold a non-binding vote on executive compensation in conjunction with the proxy for the Company's annual meeting of stockholders every three years. The Compensation Committee has considered these results in its analysis of compensation, and accordingly has retained the Named Executive Officers' compensation structure with only minor changes.

Compensation Approval Process

Each year, the Chief Executive Officer meets with the Chairman of the Compensation Committee and the Compensation Committee’s independent consultant to develop and review an executive compensation package for the upcoming year. The annual Competitive Compensation Analysis is also reviewed at that time and any questions concerning its conclusions or the process are vetted. At the Compensation Committee Chairman’s discretion, she may meet separately with the independent compensation consultant. Based on this pre-meeting and any follow-up work identified at that time, an executive compensation proposal is prepared and provided to the full Compensation Committee for their review. The Compensation Committee meets in February to discuss the executive compensation program. At this meeting, the Compensation Committee will take action on the various components of the executive compensation plan and conclude on its recommendations to the full Board of Directors concerning the establishment of the Corporate Unit Objectives under the Annual Incentive Plan for the upcoming award cycle. The Compensation Committee will also provide recommendations for the Chief Executive Officer’s base salary and individual performance objectives for the upcoming year and evaluate his performance against the current year objectives.

Commencing in 2010 and continuing in 2011, the Compensation Committee undertook an evaluation of the design of the executive compensation program relative to risk and whether it creates a reasonable probability of an adverse impact on the Company. The Compensation Committee concluded that the program design, metrics and objectives, taken as a whole and considered within the other financial control and approval processes in place at the Company, do not present a risk of a reasonable probability of an adverse impact on the Company.

At the February Board of Directors meeting, the Compensation Committee provides a full report on its actions on executive compensation for the upcoming year as well as its estimate of payouts, if any, under the incentive compensation award opportunities for the just-completed year. The Compensation Committee also reports on any targeted equity grants made during the year outside the equity opportunity provided by the incentive compensation plan awards. The Board of Directors will take action on the Corporate Unit Objective under the Annual Incentive Plan for the upcoming year and will address the current and upcoming year compensation for the Chief Executive Officer in the non-management directors meeting. When audited financial results are available, or known, the Compensation Committee completes its evaluation of the performance attained against objectives and approves the final award payments.
Compensation Committee Report

The Compensation Committee has reviewed and discussed the Comprehensive Compensation Discussion & Analysis with management.

Based on the review and discussions, the Compensation Committee recommended to the Board of Directors that the Comprehensive Compensation Discussion & Analysis be included in the Company’s Proxy Statement and incorporated by reference in the Company’s Annual Report on Form 10-K.

COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
Claire L. Arnold (Chair)
William A. Finn
Anderson D. Warlick

SUMMARY COMPENSATION

The executive compensation information reported in the Summary Compensation Table set forth below is for services rendered to the Company and its subsidiaries commencing on January 1, 2011 and ending on December 31, 2011, the last day of the Company’s 2011 fiscal year. All compensation earned in the 2011 fiscal year is reported in that year without regard to when actually paid by the Company or deferred by the recipient and therefore not technically received by the recipient in the 2011 fiscal year. For an explanation of salary and bonus to total compensation see the graph captioned “2011 Named Executive Officer Equity Opportunity as % of Total Compensation” in the CD&A .

Name and Principal Position(a)	Year (b)	Salary ($)(c)	Bonus ($)(d)	Stock Awards ($)(e)(1)	Non-Equity Incentive Plan Compensation ($)(g)	Change in Pension Value and Non-qualified Deferred Compensation Earnings ($)(h)	All Other Compensation ($)(i)	Total ($) (j)
Frédéric P. Villoutreix	2011	755,000	0	1,252,062	964,536	0	82,036	3,053,634
Chief Executive	2010	725,000	29,042	0	574,064	0	193,566	1,521,672
Officer (2)	2009	685,000	35,863	2,329,000	988,969	0	38,187	5,343,450

Peter J. Thompson
Executive Vice	2011	368,000	368,000	0	261,524	6,063	35,415	1,039,002
President Strategy	2010	355,000	7,519	0	169,974	5,980	63,288	601,761
and Finance (3)	2009	335,000	0	603,000	278,887	5,336	35,885	1,585,985

Mark A. Spears
Controller and	2011	202,000	0	58,296	112,926	2,424	19,359	395,006
Chief Financial
Officer (4)

Michel Fievez	2011	440,570	8,313	315,108	272,569	3,058	57,370	1,096,988
EVP, Recon Tobacco	2010	416,357	109,914	0	167,234	0	25,983	719,487
Business (5)	2009	440,390	53,053	526,314	311,226	0	138,195	1,592,720

Otto R. Herbst
COO & Executive	2011	450,000	0	424,185	327,839	0	58,469	1,260,493
Vice President, Paper	2010	435,000	12,046	0	267,828	0	90,499	805,373
Business (6)	2009	426,030	0	966,000	437,745	0	45,114	2,400,153

Wilfred A. Martinez	2011	315,000	0	221,401	159,806	0	32,516	728,723
Vice President,	2010	298,700	4,387	0	170,976	0	47,878	521,941
LIP Operations (7)	2009	290,000	0	348,000	206,480	0	113,696	1,153,274
____________________

(1)
Values for the Restricted Stock Plan Performance Share award for the 2011-2012 award cycle are estimates of the award value deemed most probable to be earned in the 2011-2012 award cycle calculated in accordance with FASB ASC Topic 718 based on the February 15, 2011 grant date and a grant share price of $56.93. The probable outcome as of the grant date was considered to be performance at the target award level. Other assumptions underlying the valuation were a share price multiplier of 1.0, no increase in 2011 base salary and performance against objectives in line with the 2011 and 2012 budget projections. No adjustments for changes in exchange rates or in the long-term incentive compensation multiples over the two-year award period were considered. Utilizing these same assumptions, the maximum award values that might be earned by each of the Named Executive Officers for the full two-year cycle are: Frédéric Villoutreix ($2,581,605), Mark Spears ($142,211), Michel Fievez ($508,271) Otto Herbst ($1,040,908) and Wilfred Martinez ($380,179). Depending on 2012 performance against objectives the Named Executive Officers could earn no additional value or up to one-half of the maximum potential earnings noted above, excluding the effect of a share price multiplier. The Named Executive Officer forfeits all shares if he is not actively employed by the Company at the completion of the full-award cycle at the end of FY 2012, except in very limited circumstances which include death or permanent disability. The share price multiplier is calculated by taking the base shares times current share price/average base share price to determine the number of shares earned in a performance year subject to the limitation that the result of the ratio of the current share price/the average base share price shall not be less than 50% nor more than 200% of the current share price and, if it is, the share prices shall be set at the 50% floor or the 200% ceiling, as applicable. Values for the Restricted Stock Plan Performance Share award for the 2009-2010 award cycle are estimates of the award value deemed most probable to be earned in the 2009-2010 award cycle calculated in accordance with FASB ASC Topic 718 based on a February 12, 2009 grant date and a grant date share price of $18.57. The probable outcome as of the grant date was considered to be performance at the target award level. Other assumptions underlying the valuation were a share price multiplier of 1.0, no increase in 2010 base salary and performance against objectives in line with the 2009 and 2010 budget projections. No adjustments for changes in exchange rates or in the long-term incentive compensation multiples over the two-year award period were considered. Utilizing these same assumptions, the maximum award values that might be earned by each of the Named Executive Officers for the full two-year cycle are: Frédéric Villoutreix ($4,658,000), Peter Thompson ($1,206,000), Michel Fievez ($1,052,628), Otto Herbst ($1,932,000) and Wilfred Martinez ($696,000). Depending on 2010 performance against objectives the Named Executive Officers could earn no additional value or up to one-half of the maximum potential earnings noted above, excluding the effect of a share price multiplier. The Named Executive Officer forfeits all shares, including those that have been banked for 2009, if he is not actively employed by the Company at the completion of the full-award cycle at the end of FY 2010, except in very limited circumstances which include death or permanent disability. The share price multiplier is calculated by taking the base shares times current share price/average base share price to determine the number of shares earned in a performance year subject to the limitation that the result of the ratio of the current share price/the average base share price shall not be less than 50% nor more than 200% of the current share price and, if it is, the share prices shall be set at the 50% floor or the 200% ceiling, as applicable.

(2)
Mr. Villoutreix became Chief Executive Officer on January 1, 2009. Column (i): Includes $14,700 in 401(k) savings plan matching contributions, $65,044 in Company contributions to the Deferred Compensation Plan that exceeded IRS limitations on qualified plan contributions, $0$1,000$0 in matching charitable contributions, $855 for a physical, and $437 for $200,000 worth of company-provided life insurance.

(3)
Mr. Thompson was Vice President–Strategic Planning and Implementation from August 11, 2008 until January 21, 2009 . On January 22, 2009 he became Treasurer, Chief Financial and Strategic Planning Officer and in April 2010 he became Executive Vice President Strategy and Finance until his resignation on November 28, 2011. Column (h): An increase representing market-based interest on his cash balance retirement fund account balance in the Schweitzer-Mauduit International, Inc. Retirement Plan. Column (i): Includes $14,700 in 401(k) savings plan matching contributions, $17,578 in Company contributions to the Deferred Compensation Plan that exceeded IRS limitations on qualified plan contributions, $1,500 reimbursement of tax preparation fees, $1,200 in matching charitable contributions, and $437 for $200,000 worth of company provided life insurance.

(4)
Mr. Spears became Chief Financial Officer and Treasurer on November 28, 2011 when Mr. Thompson resigned from the Company. Column (h): An increase representing market-based interest on his cash balance retirement fund account balance in the Schweitzer-Mauduit International, Inc. Retirement Plan. Column (i): Includes $9,900 in 401(k) savings plan matching contributions, $6,597 in Company contributions to the Deferred Compensation Plan that exceeded IRS limitations on qualified plan contributions, $1,500 in matching charitable contributions, and $437 for $200,000 worth of company provided life insurance.

(5)
Mr. Fievez was President – European Operations until April 2010 when he became EVP Reconstituted Tobacco Business. His compensation is paid in euro and it has been converted at the December 31, 2011 exchange rate of 1.2973 euro to the U.S. dollar for 2011 compensation, December 31, 2010 exchange rate of 1.311 euro to the U.S. dollar for 2010 compensation and the December 31, 2009 exchange rate of 1.517 euro to the U.S. dollar for 2009 compensation, with the exception of the 2009 AIP payment which has been converted at the March 4, 2009 exchange rate of 1.264 euro to the U.S. dollar. Column (c): Year 2011 includes base salary of $408,650 and $31,920 in unused vacation. Year 2010 includes $18,370 in unused vacation. Year 2009 includes $9,343 in unused vacation. Column (i): Includes $35,464 in dividends on restricted stock, $93 for an annual physical, $7,951 for life insurance, $7,933 in unemployment insurance, and $5,468 in car allowance.

(6)
Mr. Herbst became Chief Operating Officer in January 1, 2009. In April 2010 he also became Executive Vice President Paper Operations. Column (c): Year 2009 includes $6,030 in unused vacation. Column (i): Includes $9,900 in 401(k) saving plan matching contributions, $33,170 in Company contributions to the Deferred Compensation Plan in 401(k) saving plan contributions that exceeded IRS limitations on qualified plan contributions, $14,962 in tax equalization, and $437 for $200,000 worth of company-provided life insurance.

(7)
Mr. Martinez first became a Named Executive Officer in 2009 when he became President – the Americas. In September 2010 he became Vice President, LIP Operations. Column (i): Includes $14,700 in 401(k) saving plan matching contributions, $14,459 in Company contributions to the Deferred Compensation Plan in 401(k) saving plan contributions that exceeded IRS limitations on qualified plan contributions, $2,220 in matching charitable contributions, $700 for a physical, and $437 for $200,000 worth of company-provided life insurance.

Further Information on Performance Share Awards for the 2011-2012 Award Cycle

In accordance with Securities and Exchange Commission rules, the values for the Restricted Stock Plan Performance Share award for the 2011-2012 award cycle reported in the Summary Compensation Table, under the caption “Stock Awards,” column (e), are estimates of the award value deemed most probable to be earned in the 2011-2012 award cycle calculated in accordance with FASB ASC Topic 718 based on a February 15, 2011 grant date and a grant date share price of $56.93. The probable outcome as of the grant date was considered to be performance at the Target award level. The actual awards earned, which will not be reported until the 2013 Proxy Statement, are set forth in the table below.

ACTUAL PERFORMANCE SHARE AWARDS EARNED
2011 - 2012 AWARD CYCLE

Name	2011 Banked Amount (#)	Grant Date Fair Market Value ($)(1)	Fair Market Value at Fiscal Year End ($)(2)
Frédéric P. Villoutreix	27,775	1,581,231	1,845,927
Peter J. Thompson	0	0	0
Mark A. Spears	1,343	76,457	89,256
Michel Fievez	6,919	393,899	459,837
Otto R. Herbst	8,786	500,187	583,918
Wilfred A. Martinez	4,353	247,816	289,300
________

(1)	The grant date fair market value is calculated in accordance with FASB ASC Topic 718 based on a February 15, 2011 grant date and a grant date share price of $56.93.

(2)	The fair market value at fiscal year end based on a December 31, 2011 share price of $66.46.

GRANTS OF PLAN-BASED AWARDS

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards
		Threshold ($)	Target ($)	Maximum ($)	Threshold ($)	Target ($)	Maximum ($)
Frédéric P. Villoutreix	2/15/2011	304,360	566,250	1,090,031	322,736	1,252,061	2,581,605
Peter J. Thompson	2/15/2011	95,220	165,600	306,360	0	0	0
Mark A. Spears	2/15/2011	40,653	70,700	130,795	17,762	58,297	142,211
Michel Fievez	2/15/2011	97,116	161,860	291,348	63,534	315,107	508,271
Otto R. Herbst	2/15/2011	136,125	247,500	470,250	130,142	424,185	1,040,908
Wilfred A. Martinez	2/15/2011	75,600	126,000	226,800	47,537	221,401	380,179

The actual Non-Equity Incentive Plan Awards (AIP) earned are noted in the "Summary Compensation" table. and the actual Equity Incentive Plan Awards (Performance Shares under Restricted Stock Plan) are noted in the "Actual Performance Share Awards Earned" table.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END 2011

Name (a)	Number of Shares or Units of Stock That Have Not Vested (#)(g)		Market Value of Shares or Units of Stock That Have Not Vested ($)(h)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)(i)(3)	Equity Incentive Plan Awards: Market or Payout Value of unearned shares, Units or Other Rights That Have Not Vested ($)(j)(2)
Frédéric P. Villoutreix	—		—	45,347	3,013,762
Mark A. Spears	—		—	2,498	166,017
Michel Fievez	56,472	(1)	3,753,129	8,928	593,355
Otto R. Herbst	—		—	18,284	1,215,155
Wilfred A. Martinez	—		—	6,678	443,820
______

(1)
Includes 5,434 shares of restricted stock which vest on March 7, 2012, and 51,038 shares awarded pursuant to the Restricted Stock Plan that were earned with respect to 2009-2010 performance objectives and that vest in March 2013.

(2)	Value calculated using the December 30, 2011 share price of $66.46.

(3)
The Restricted Stock Plan award earned for 2011 was between Outstanding and Maximum, therefore, per SEC rules, the shares reported here are at the Maximum level, the highest possible level of compensation. The actual number of shares earned based on performance for year 2011 of the 2011-2012 performance share award opportunity under the Restricted Stock Plan are reported in the table captioned “Actual Performance Share Awards Earned.”

2011 OPTION EXERCISES AND STOCK VESTED

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Frédéric P. Villoutreix	—	—	286,288	16,298,376
Peter J. Thompson	1,077	28,707	74,151	4,221,416
Mark A. Spears	—	—	15,878	903,935
Michel Fievez (2)	—	—	5,000	263,400
Otto R. Herbst	14,200	581,638	117,919	6,713,129
Wilfred A. Martinez	—	—	37,770	2,105,246
_______

(1)	All shares, unless otherwise noted, vested on February 15, 2011. The value was computed using the February 15, 2011 closing price of $56.93.

(2)	Shares vested on May 31, 2011. The value was computed using the May 31, 2011 closing price of $52.68.

2011 PENSION BENEFITS

Name	Plan	Number of Years of Credited Service (#)	Present Value of Accumulated Benefit ($)
Peter J. Thompson	Schweitzer-Mauduit International, Inc. Retirement Plan	15.0	150,771
Mark A. Spears	Schweitzer-Mauduit International, Inc. Retirement Plan	16.0	60,285
Michel Fievez	SWM-France defined contribution retirement plan	0.5	3,058

Mr. Thompson and Mr. Spears participate in the cash balance benefit formula of the Company’s Retirement Plan. Benefits under the Retirement Plan were frozen for all salaried employees, including the Named Executive Officers, effective as of January 1, 2006, although participants continue to accrue interest on their account balances after that date. The annual interest credit included in the Present Value shown is based on the average yield on the 30-year Treasury bill for the November immediately preceding the current Retirement Plan year. The reported benefit is based on the final cash balance account for Mr. Thompson and Mr. Spears as of December 31, 2011.

Mr. Thompson has terminated employment and is entitled to his account balance at any time. Mr. Spears is entitled to his account balance immediately upon termination for any reason. Participants have the option to receive their account balance as either a lump-sum payment, an immediate single life annuity, or a 50% joint and survivor annuity if married when they terminate employment with the Company or become disabled. Present values shown in the Pension Benefits table assume that benefits will be paid immediately as a lump sum when the U.S. participant attains retirement age.

Mr. Fievez participates in the Company's defined contribution plan (Article 83 scheme) for French employees, which was introduced during 2011. The present value of his benefit, shown in dollars, was converted from euro at the December 31, 2011 exchange rate of 1.2973. Mr. Fievez also benefits from the Company's contributions to national retirement arrangements required by French law (that is, French Social Security, ARRCO and AGIRC).

NON-QUALIFIED DEFERRED COMPENSATION PLANS

Name	Executive contributions in last FY ($)(1)	Registrant contributions in last FY ($)(1)(2)	Aggregate earnings in last FY ($)	Aggregate balance at last FYE ($)
Frédéric P. Villoutreix	108,406	65,044	(6,052)	566,742
Peter J. Thompson	66,497	17,578	9,624	67,567
Mark A. Spears	30,300	6,597	(576)	59,106
Michel Fievez	0	0	0	0
Otto R. Herbst	55,283	33,170	(9,911)	401,387
Wilfred A. Martinez	24,098	14,459	(506)	151,302
________

(1)	All contributions in 2011 relating to 2011 compensation were reported as compensation in the 2011 Summary Compensation Table. Contributions expensed in a prior year are not included.

(2)	Company contributions to the Deferred Compensation Plan were 401(k) savings plan contributions that exceeded IRS limitations on qualified plan contributions.

The Deferred Compensation Plan permits eligible employees who elect to participate to defer receipt and taxation of a portion of their annual salary and incentive bonuses. The amount of annual salary and incentive bonus awards that may be deferred is limited to 25% and 50%, respectively. Eligibility to participate in the Deferred Compensation Plan is limited to “management” and “highly compensated employees” as defined in the Employee Retirement Income Security Act of 1974, as amended. The Company may, with Compensation Committee approval, make cash contributions to a participant’s account in the Deferred Compensation Plan. In connection with the changes to the regulations governing deferred compensation plans imposed by the American Jobs Creation Act of 2004, contributions and deferrals into the Deferred Compensation Plan have been frozen to stop the accrual of additional unvested benefits in that plan as of December 31, 2004. Participants will not accrue any additional benefits other than market-based investment earnings or losses on their individual accounts in that plan. Post December 31, 2004 deferrals and corporate contributions go into the Deferred Compensation Plan No. 2. This plan is also a non-qualified, deferred compensation plan. This plan is intended to operate in a manner substantially similar to the Deferred Compensation Plan, subject to the requirements and changes mandated under Code Section 409A.

Amounts deferred into the Deferred Compensation Plan by a participating officer, or contributed on the officer’s behalf by the Company, can be invested at the officer’s election in an account that tracks, but does not actually invest in, some of the fund elections available under the Company’s 401(k) savings plan. The participating officer bears the investment risk. The Company makes no guaranty as to the return of the principal amount of any funds deferred or of any income thereon. The funds remain subject to the Company’s creditors while in the Deferred Compensation Plan.

A participant may elect to receive payment of the vested amount credited to his Deferral Account based on a participant election of a single lump sum or 3, 5, or 10 annual installments. No payments may commence in fewer than 5 years following the date of the deferral election, except for alternative distributions that may occur in certain defined circumstances including disability, death of participant, separation from service, change of control and unforeseeable emergency, as such terms are defined in the plan. Certain individuals, including plan participants who are Named Executive Officers, must defer distributions from the plan for 6 months following a separation from service.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The Company’s Executive Severance Plan (the “Severance Plan”) provides that in the event of termination of a participant’s employment with the Company or one of its French affiliates for any reason other than death, disability or retirement within two years after a change of control of the Company, a participant will be entitled to salary and benefit continuation. A change of control is defined as the date as of which: (a) a third person, including a “group” as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, acquires actual or beneficial ownership of shares of the Company having 15% or more of the total number of votes that may be cast for the election of directors of the Company; or (b) as the result of any cash tender or exchange offer, merger or other business combination, sale of assets or contested election, or any combination of the foregoing transactions (a “Transaction”), the persons who were directors of the Company before the Transaction shall cease to constitute a majority of the Board of Directors of the Company or any successor to the Company.

In the event of termination as a result of a change of control, participants employed in the United States will be entitled to:

i.
receive a cash payment in an amount equal to 3 times the highest annual compensation (base salary and annual incentive awards) paid or payable within the 3 year period ending on the date of termination;

ii.	receive health and dental benefits from the Company for a period of 3 years; and

iii.
receive a cash payment in an amount equal to the actuarial equivalent of the accrued benefits the participant would have earned under the Retirement Plan if the participant had continued participation in that plan for 3 years following termination. The Executive Severance Plan was amended in November 2005 to provide that the calculation of the actuarial equivalent of the accrued benefit would be based on the terms of the Retirement Plan prior to the effective date of the freeze of the accrual of further Retirement Plan benefits for salaried employees that was effective December 31, 2005.

A participant employed by one of the Company’s French subsidiaries is entitled to essentially the same payments and benefits as a United States participant, subject to certain adjustments which take into account the differences between the respective compensation, benefit and pension plans and programs in the United States and France.

Upon a change of control, all restricted stock, stock options and corporate deferred compensation plan contributions that have been granted, but not yet vested, vest automatically. Under the Annual Incentive Plan, the participant is entitled to payment of a pro rata portion of the incentive award at the Target performance percentage, without regard to achievement of pre-established objectives.

The Company shall pay the participant an additional gross-up payment to compensate such participant for the excise tax liability under Code Section 4999.

The Severance Plan also provides that, if a participant's employment with the Company or an affiliate terminates for a reason other than death, retirement, voluntary resignation or cause, the Company will pay the participant an amount equal to six to 24 months of his or her base salary as a cash lump sum. The Severance Plan does not provide for additional benefits in this circumstance. A participant cannot receive both this payment as well as compensation under the Severance Plan's change-in-control provisions.

The Compensation Committee of the Board of Directors of the Company establishes the eligibility criteria for participation and, from time to time, designates key employees as participants in the Severance Plan. Subject to certain conditions, the Severance Plan may be amended or terminated by resolution of the Board of Directors, but no such amendment or termination shall be effective during the two-year period following a change of control of the Company without the consent of all participants. The Company has agreements under the Severance Plan with the Named Executive Officers and certain other key employees.

The maximum amounts payable upon termination pursuant to the Executive Severance Plan, assuming that a change of control of the Company and the termination of their employment on a basis that triggers plan benefits had occurred on December 31, 2011, are set forth in the following tables for all Named Executive Officers.

Potential Payments to Frédéric P. Villoutreix upon Retirement,
Termination or Change in Control as of December 31, 2011

Executive Benefits and Payments Upon Termination	Type of Payment	Early Retirement ($)	Normal Retirement ($)		Involuntary Not for Cause Termination ($)		Change in Control ($)		Death or Disability ($)
Compensation:
Base Salary	Lump sum cash				755,000		2,265,000		755,000
Incentive Compensation
Short-Term Incentive	Lump sum cash						2,966,907
Long-Term Incentives–Performance Shares	Shares						1,252,061		1,252,061
Restricted Stock Units
Benefits and Perquisites:
Deferred Compensation Plan
Health Care							58,678
Dental Care							3,084
Disability Benefits							7,344
Life Insurance							1,490
Accrued Vacation Pay 4 weeks	Lump sum cash				58,077		174,231		58,077
Qualified 401(k) Plan	Lump Sum Benefit	261,140	261,140	261,140,000,000	261,140	261,140,000,000	261,140	261,140,000,000	261,140
Excess 401(k) in Deferred Comp	Lump Sum Benefit	65,044	65,044		65,044		65,044		65,044
Additional payment based on Pension Plan	Lump Sum Benefit
Additional payment based on 401(k) Plan	Lump Sum Benefit						308,514
Total Executive Severance		326,184	326,184	261,140,000,000	1,139,261	261,140,000,000	7,363,493	261,140,000,000	2,391,322

Potential Payments to Mark Spears upon Retirement,
Termination or Change in Control as of December 31, 2011

Executive Benefits and Payments Upon Termination	Type of Payment	Early Retirement ($)	Normal Retirement ($)	Involuntary Not for Cause Termination ($)	Change in Control ($)	Death or Disability ($)
Compensation:
Base Salary	Lump sum cash			202,000	606,000	202,000
Incentive Compensation
Short-Term Incentive	Lump sum cash				338,778
Long-Term Incentives–Performance Shares	Shares				58,296	58,296
Restricted Stock Units
Benefits and Perquisites:
Deferred Compensation Plan
Health Care					51,874
Dental Care					3,084
Disability Benefits					4,121
Life Insurance					1,490
Accrued Vacation Pay 4 weeks	Lump sum cash			15,538	46,614	15,538
Qualified Pension	Lump Sum Benefit	60,285	60,285	60,285	60,285	60,285
Qualified 401(k) Plan	Lump Sum Benefit	367,536	367,536	367,536	367,536	367,536
Excess 401(k) in Deferred Comp	Lump Sum Benefit	6,597	6,597	6,597	6,597	6,597
Additional payment based on Pension Plan	Lump Sum Benefit				101,883
Additional payment based on 401(k) Plan	Lump Sum Benefit				55,653
Total Executive Severance		434,418	434,418	651,956	1,702,211	710,252

Potential Payments to Michel Fievez upon Retirement,
Termination or Change in Control as of December 31, 2011

Executive Benefits and Payments Upon Termination	Type of Payment	Early Retirement ($)	Normal Retirement ($)	Involuntary Not for Cause Termination ($)	Change in Control ($)	Death or Disability ($)
Compensation:
Base Salary	Lump sum cash			408,650	1,225,950
Incentive Compensation
Short-Term Incentive	Lump sum cash				817,707
Long-Term Incentive-Performance Shares	Shares				315,107	315,107
Restricted Stock Units
Benefits and Perquisites:
Deferred Compensation Plan
Health Care
Dental Care
Disability Benefits
Life Insurance
Accrued Vacation Pay	Lump sum cash			31,920	95,760
Qualified Pension		44,602	44,602	46,098	138,294	44,602
Excess Pension in Deferred Comp
Qualified 401(k) Plan
Excess 401(k) in Deferred Comp
Additional payment based on Pension Plan					15,280
Additional payment based on 401(k) Plan
Total Executive Severance		44,602	44,602	486,668	2,608,098	359,709

All amounts are converted from euro to dollars at the December 31, 2011 exchange rate of 1.2973.
In the event of termination, retirement, death or disability, Mr. Fievez is entitled to other benefits under French law, notably French Social Security and other mandatory benefits.

Potential Payments to Otto R. Herbst upon Retirement,
Termination or Change in Control as of December 31, 2011

Executive Benefits and Payments Upon Termination	Type of Payment	Early Retirement ($)	Normal Retirement ($)	Involuntary Not for Cause Termination ($)	Change in Control ($)	Death or Disability ($)
Compensation:
Base Salary	Lump sum cash			450,000	1,350,000	450,000
Incentive Compensation
Short-Term Incentive	Lump sum cash				1,313,235
Long-Term Incentives–Performance Shares	Shares				424,185	424,185
Restricted Stock Units
Benefits and Perquisites:
Deferred Compensation Plan
Health Care					58,678
Dental Care					3,084
Disability Benefits					7,344
Life Insurance					1,490
Accrued Vacation Pay 5 weeks	Lump sum cash			43,269	129,807	43,269
Qualified 401(k) Plan	Lump Sum Benefit	163,358	163,358	163,358	163,358	163,358
Excess 401(k) in Deferred Comp	Lump Sum Benefit	33,170	33,170	33,170	33,170	33,170
Additional payment based on Pension Plan	Lump Sum Benefit
Additional payment based on 401(k) Plan	Lump Sum Benefit				157,094
Total Executive Severance		196,528	196,528	689,797	3,641,445	1,113,982

Potential Payments to Wilfred A. Martinez upon Retirement,
Termination or Change in Control as of December 31, 2011

Executive Benefits and Payments Upon Termination	Type of Payment	Early Retirement ($)	Normal Retirement ($)	Involuntary Not for Cause Termination ($)	Change in Control ($)	Death or Disability ($)
Compensation:
Base Salary	Lump sum cash			315,000	945,000	315,000
Incentive Compensation
Short Term Incentive	Lump sum cash				619,440
Long-Term Incentive – Performance Shares	Shares				221,401	221,401
Restricted Stock Units
Benefits and Perquisites:
Deferred Compensation Plan
Health Care					13,463
Dental Care					3,084
Disability Benefits					6,426
Life Insurance					1,490
Accrued Vacation Pay – 4 weeks	Lump sum cash			24,231	72,693	24,231
Qualified Pension	Lump Sum Benefit
Qualified 401(k) Plan	Lump Sum Benefit	148,045	148,045	148,045	148,045	148,045
Excess 401(k) in Deferred Comp	Lump Sum Benefit	14,459	14,459	14,459	14,459	14,459
Additional payment based on Pension Plan	Lump Sum Benefit
Additional payment based on 401(k) Plan	Lump Sum Benefit
Total Executive Severance		162,504	162,504	501,735	2,045,501	723,136

Compensation of Directors

A Director who is an officer or an employee of the Company or any of its subsidiaries or affiliates does not receive any fees for service as a member of the Board of Directors, but is reimbursed for expenses incurred as a result of such service. Each Director other than Frédéric Villoutreix earned the following compensation in 2011 in addition to reimbursement of their actual and reasonable travel expenses.

Name	Fees Earned or Paid in Cash ($)(1)	2011 Totals ($)
Claire L. Arnold	112,500	112,500
K.C. Caldabaugh	105,500	105,500
William A. Finn	94,250	94,250
Robert F. McCullough	109,000	109,000
John D. Rogers	103,000	103,000
Anderson D. Warlick	89,250	89,250
______

(1)
In 2011 the Directors earned an annual retainer of $60,000 which was paid in stock or stock units in accordance with the Outside Directors Stock Plan. Valuations are based on the closing price on the trading day immediately preceding the grant date.

From 2000 to 2004, directors could annually elect to defer all or part of their compensation received from the Company pursuant to the Company’s Deferred Compensation Plan for Non-Employee Directors (“Outside Director Deferral Plan”). Participation in this plan allowed a Director to defer receipt of compensation and to thereby also defer certain state and federal income taxes until the deferred compensation is paid upon the Director’s retirement from the Board of Directors or earlier death or disability. In connection with changes to regulations governing deferred compensation plans imposed by the American Jobs Creation Act of 2004, the Company adopted the Deferred Compensation Plan No. 2 for Non-Employee Directors. The Outside Director Deferral Plan was frozen as of December 31, 2004 to stop the accrual of additional unvested benefits, other than market-based investment earnings or losses on their individual account balances, as of that date. As of January 1, 2005 all Directors who annually elect to defer all or part of their compensation received from the Company participate in the Deferred Compensation Plan No. 2 for Non-Employee Directors. The Outside Director Deferral Plan and the Deferred Compensation Plan No. 2 for Non-Employee Directors are non-qualified, deferred compensation plans that permit participants to defer the receipt of their annual retainer or fees. The individual deferred compensation plan accounts of those Directors who choose to defer their annual retainer are credited with stock units, which include accumulated dividends. The stock units are convertible into the Company’s Common Stock at its fair market value or cash in connection with the Director’s retirement or earlier death or disability. The stock units do not have any voting rights. The Deferred Compensation Plan No. 2 for Non-Employee Directors is intended to operate in a manner substantially similar to the existing Outside Director Deferral Plan, subject to certain new requirements and changes mandated under Code Section 409A. The Company provides no guaranty of repayment of the principal amount deferred or of any earnings on the participants’ account balances.

BOARD AND COMMITTEE GOVERNANCE

The Board is led by the Chairman of the Board and that individual is also the Chief Executive Officer. The non-management Directors elect a Lead Non-Management Director for a two-year term after which he or she becomes ineligible to stand for re-election to that position for at least one term. The Chairman sets the agenda in collaboration with the Lead Non-Management Director and determines the schedule for holding meetings of the Directors, which occur at least quarterly and more often if required. The Lead Non-Management Director liaises with the Chairman, can act as a sounding board, and provides input into establishing agenda items and the substantive information the Board wishes to have discussed or presented. The Lead Non-Management Director also provides a vehicle through which topics of interest or concern to the Board or management can be aired informally. The Lead Non-Management Director or non-management Directors as a group can retain such independent expertise they deem to be necessary or desirable, with the costs borne by the Company. There is also total freedom of communication between any Director and the Chairman and Chief Executive Officer and any other member of management and such communications are not required to go through the Lead Non-Management Director or the Chairman, in the case of director communication with other members of management.

The Board has functioned with this structure and in this manner for a number of years and has to-date found that it provides an appropriate balance to the functioning of the Board in addressing its oversight functions, consideration and understanding of the tactical and strategic matters that must be understood and addressed by the Board and between the respective interests of the company and its shareholders.

Board of Directors and Standing Committees

Attendance by Directors at Board Meetings

The Board of Directors met 7 times and acted by Unanimous Written Consent one time in 2011. Each director attended every meeting of the Board of Directors, with the exception of Anderson Warlick who missed one meeting.

Attendance by Members of the Board of Directors at the Annual Meeting of Stockholders

The Company encourages members of the Board of Directors to attend each Annual Meeting of Stockholders and all of the sitting directors, who were board members at the time, attended the Annual Meeting of Stockholders held on April 28, 2011.

Lead Non-Management Director

On April 22, 2010, Claire L Arnold was elected for a two-year term as the Lead Non-Management Director to preside at meetings of the non-management Directors.

Standing Committees

The Audit Committee, the Compensation Committee and the Nominating & Governance Committee are the three Standing Committees of the Board of Directors. Each Standing Committee is composed entirely of independent directors.

Corporate Governance Documents

We have adopted a code of conduct, or the Code of Conduct, that applies to all of our directors, officers and U.S. employees, including our principal executive officer, principal financial officer, principal accounting officer and other persons performing similar functions. The Code of Conduct is posted on the Company’s website at http://www.swmintl.com. Any waivers of, or changes to, the Code of Conduct will be posted on our website. In addition, copies of the Company’s Corporate Governance Guidelines and the charters for each of the Standing Committees can also be found on the Company’s website. Copies of these documents may also be obtained by directing a written request to the Investor Relations Department at the Company’s headquarters address noted on the first page of this Proxy Statement.

Director Independence

The Board of Directors unanimously adopted the following standard for director independence at its December 2002 meeting:

An independent director is a person who is free from any relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Annually, the Board of Directors will assess the independence of each non-management director based on the existence or absence of a material relationship with the Company (either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company). The following persons shall not be considered independent:

a.	A director who is employed by the Company or any of its affiliates for the current year or any of the past five (5) years.

b.	A director who is, or in the past five (5) years has been, affiliated with or employed by a (present or former) auditor of the Company (or of an affiliate).

c.
A director who is, or in the past five (5) years has been, part of an interlocking directorate in which an executive officer of the Company serves on the compensation committee of another company that concurrently employs the director.

d.
A director who is, or in the past five (5) years has been, a Family Member of an individual who was employed by the Company or any of its affiliates as an executive officer. The term “Family Member” shall mean a person’s spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law, and anyone (other than household employees) who shares such person’s home.

e.
A director who, during the current fiscal year or any of the past five (5) fiscal years, personally provided services to the Company or its affiliates that had an annual value in excess of $60,000; or who was paid or accepted, or who has a non-employee Family Member who was paid or accepted, any payments from the Company or any of its affiliates in excess of $60,000 other than compensation for board service, benefits under a tax-qualified retirement plan, or non-discretionary compensation.

f.
A director who is a partner in, or a controlling stockholder or an executive officer of, any organization (profit or non-profit) to which the Company made, or from which the Company received, payments (other than those arising solely from investments in the Company’s securities) that exceed one percent (1%) of the recipient’s annual consolidated gross revenues in the current year or any of the past five (5) fiscal years; unless, for provisions (e) and (f), the Board of Directors expressly determines in its business judgment that the relationship does not interfere with the director’s exercise of independent judgment.

Based on the foregoing standard and the standards for independence articulated by the New York Stock Exchange and the Securities and Exchange Commission, the Board affirmatively determined by resolution dated February 23, 2012 that the following directors, who collectively constitute 85.7% of the full Board and represent 100% of the membership of the Standing Committees, are independent:

Ms. Claire L. Arnold Mr. William A. Finn Mr. Robert F. McCullough	Mr. Anderson D. Warlick Mr. K.C. Caldabaugh Mr. John D. Rogers

Mr. Villoutreix is a member of management and not independent.

Financial Experts

The Board of Directors affirmatively determined by resolution dated February 23, 2012 that all three members of the Audit Committee, Mr. McCullough, Mr. Caldabaugh and Mr. Rogers, qualify as financial experts as such term is defined in the instructions to Regulation S-K, Item 407 (d)(5)(C)(ii).

The following table lists the current members, principal functions and meetings held in 2011for each of the Standing Committees, the non-management directors and the independent directors:

Members	Principal Functions	Meetings in 2011	Unanimous Written Consents in 2011
Audit Committee Robert C. McCullough (Chair) K.C. Caldabaugh John D. Rogers No member serves on the audit committee of more than 3 public companies, including the Company’s Audit Committee. Messrs. McCullough, Caldabaugh and Rogers are financial experts.
•  Recommend to the Board of Directors the appointment of outside auditors to audit the records and accounts of the Company
•  Retain and compensate outside auditors
•  Review scope of audits, provide oversight in connection with internal control, financial reporting and disclosure systems
•  Monitor state and federal securities laws and regulations
•  Perform other such duties as the Board of Directors may prescribe
•  Monitor the Company’s practices and procedures concerning compliance with applicable laws and regulations
•  The nature and scope of the Committee’s responsibilities are set forth in further detail under the caption “Audit Committee Report”
		7	0

Compensation Committee Claire L. Arnold (Chair) William A. Finn Anderson D. Warlick	• Evaluate and approve officer compensation • Administer a number of the Company’s executive compensation plans • Review executive compensation and executive compensation plans • Evaluate and make recommendations on director compensation • The nature and scope of the Committee’s responsibilities are set forth in further detail under the caption “Compensation Committee Discussion & Analysis” • Risk Assessment	2	4

Nominating & Governance Committee K.C. Caldabaugh (Chair) William A. Finn Anderson D. Warlick	• Recommend candidates to fill any vacancies on the Board of Directors; evaluate stockholder nominees • Supervise Board of Directors, Board Committee and individual director evaluation processes • Evaluate, monitor and recommend changes in the Company’s governance policies • Supervise and monitor the succession planning process for the executive officers and directors	1	0

Non-Management Directors Claire L. Arnold (Lead Non-Management Director)		5	NA

Director Training

The Directors participate in the Company’s compliance training programs and in programs directed specifically to the due and proper execution of their duties as directors.

PROPOSAL TWO
RATIFICATION OF THE SELECTION OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

Selection of Independent Registered Public Accounting Firm

The Audit Committee has selected Deloitte & Touche to serve as the Company’s independent registered public accounting firm, or outside auditor, for fiscal year 2012. Although it is not required to do so, the Audit Committee is asking our stockholders to ratify the Audit Committee’s selection of Deloitte & Touche. If our stockholders do not ratify the selection of Deloitte & Touche, the Audit Committee may reconsider its selection. Even if the selection is ratified by our stockholders, the Audit Committee may in its discretion change the appointment at any time during the year, if it determines that such a change would be in the best interest of the Company and its stockholders.

Representatives of Deloitte & Touche will be at the Annual Meeting to answer appropriate questions. They also will have the opportunity to make a statement if they wish to do so.

Audit, Audit Related, Tax and Other Fees
The following table summarizes the aggregate fees relating to amounts billed to the Company by its outside auditor, Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu and their respective affiliates, (collectively, “Deloitte”) for the fiscal years ended December 31, 2011 and 2010:

	2011	2010
Audit Fees (1)	$1,335,000	$1,287,000
Audit-Related Fees (2)	—	11,000
Tax Fees (3)	6,000	9,000
All Other Fees (4)	6,000	6,000
Total Fees	$1,347,000	$1,313,000
_______

(1)
Includes fees billed for professional services rendered in connection with the audit of the annual financial statements, audit of the Company’s internal control over financial reporting and management’s assessment thereof, review of financial statements included in the Form 10-Q filings and for services provided for statutory and regulatory filings or engagements.

(2)
Includes fees incurred for assurance and related services and consultation on regulatory matters or accounting standards, including fees for professional services rendered in connection with filings by the Company on Forms 8-K, S-8 and S-3.

(3)	Includes fees incurred for tax return preparation and compliance and tax advice and tax planning.

(4)	Includes other fees not included in the above categories.

Pre-approval Policies and Procedures

The above services performed by the outside auditor were pre-approved in accordance with the pre-approval policy and procedures adopted by the Audit Committee. These procedures describe the permitted audit, audit-related, tax and other services (collectively, the “Disclosure Categories”) that the outside auditor may perform. The procedure requires that prior to the beginning of each fiscal year, a description of the services (the “Service List”) expected to be performed by the outside auditor in each of the Disclosure Categories in the following fiscal year be presented to the Audit Committee for approval.

Services provided by the outside auditor during the following year that are included in the Service List are pre-approved following policies and procedure of the Audit Committee. Any requests for audit, audit-related, tax, and other services not contemplated on the Service List must be submitted to the Audit Committee for specific pre-approval and cannot commence until such approval has been granted. Normally, pre-approval is provided at regularly scheduled meetings. However, the authority to grant specific pre-approval between meetings, as necessary, has been delegated to the Chairman of the Audit Committee. The Chairman must update the Audit Committee at the next regularly scheduled meeting of any services that were granted specific pre-approval.

In addition, although not required by the rules and regulations of the Securities and Exchange Commission, the Audit Committee is provided a range of fees associated with each proposed service on the Service List and any services that were not originally included on the Service List. Providing a range of fees for a service incorporates appropriate oversight and control of the outside auditor when time is of the essence. The policy does not contain a de minimis provision that would provide retroactive approval for permissible non-audit services under certain circumstances.

On a periodic basis, the Audit Committee reviews the status of services and fees incurred year-to-date against the Service List and the forecast of remaining services and fees for the fiscal year.

Board Recommendation

The Board of Directors unanimously recommends a vote FOR ratification of the selection of Deloitte & Touche as our independent registered public accounting firm for fiscal 2012.

Audit Committee Report

The following report summarizes the Audit Committee’s actions during 2011. This report shall not be deemed to be incorporated by reference by any general statement incorporating this Proxy Statement by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

In accordance with its written charter, the Audit Committee of the Board of Directors (“Audit Committee”) assists the Board of Directors by overseeing and monitoring:

(1)	the integrity of the Company’s financial statements,

(2)	the Company’s compliance with legal and regulatory requirements,

(3)	the outside auditor’s qualifications and independence, and

(4)	the performance of the Company’s internal control function, its system of internal and disclosure controls, and the outside auditor.

The members of the Audit Committee meet the applicable independence and experience requirements of the New York Stock Exchange and the standards for determining a director’s independence adopted by the Board of Directors.

During 2011, the Audit Committee met 7 times.

In discharging its oversight responsibility as to the audit process, the Audit Committee obtained from the outside auditor a formal written statement describing all relationships between the outside auditor and the Company that might bear on the outside auditor’s independence consistent with Independence Standards Board Standard No. 1, “Independence Discussion with Audit Committees,” discussed with the outside auditor any relationships that may impact their objectivity and independence, including the services and amounts reflected in the above table, and satisfied itself as to the outside auditor’s independence.

The Committee reviewed with the outside auditor their audit plans, audit scope and identification of audit risks. The Audit Committee also discussed with management and the outside auditor the quality and adequacy of the Company’s internal control function and its system of internal and disclosure controls.

The Audit Committee discussed and reviewed with the outside auditor all communications required by Securities and Exchange Commission regulations and by the standards of the Public Company Accounting Oversight Board (United States), including those described in AU 380, “Communication with Audit Committees” and, with and without management present, discussed and reviewed the results of the outside auditor’s examination of the financial statements.

The Audit Committee discussed, reviewed and monitored the Company’s plans and activities related to Sarbanes-Oxley Section 404 compliance on a regular basis.

The Audit Committee reviewed and discussed the audited financial statements of the Company as of and for the fiscal year ended December 31, 2011, with management and the outside auditor. Management has the responsibility for the preparation of the Company’s financial statements and outside auditor has the responsibility for conducting an audit of those statements.

Based on the above-mentioned review and discussions with management and the outside auditor, the Committee recommended to the Board of Directors that the Company’s audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2011, for filing with the Securities and Exchange Commission. The Audit Committee also recommended the reappointment of the outside auditor and the Board of Directors concurred with such recommendation.

AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

Robert F. McCullough (Chairman)
K.C. Caldabaugh
John D. Rogers

OTHER INFORMATION

Stockholder Proposals and Director Nominations for the 2012 Annual Meeting

Under Securities and Exchange Commission rules, if a stockholder wishes to have a proposal considered for inclusion in the Company’s Proxy Statement and form of proxy for the 2012 Annual Meeting of Stockholders, a proposal must be received by the Secretary of the Company at the Company’s principal executive offices not less than 120 days from the date of release of the Proxy Statement, March 15, 2012, and therefore must be received by November 15, 2012 to be considered timely. The Company reserves the right to decline to include in the Company’s Proxy Statement any stockholder’s proposal that does not comply with the rules of the Securities and Exchange Commission for inclusion therein.

The By-Laws of the Company include requirements applicable to stockholder proposals other than those included in the proxy materials pursuant to the regulations of the Securities and Exchange Commission. The following requirements apply:

15. ADVANCE NOTICE OF STOCKHOLDER PROPOSALS

In addition to any other applicable requirements for business to be properly brought before an Annual Meeting by a stockholder (other than director nominations, which are subject to the requirements of By-Law 19), such stockholder must be a stockholder of record and must have given timely notice thereof in proper written form to the Secretary of the corporation. To be timely, a stockholder's notice to the Secretary must be delivered and received at the principal executive offices of the corporation not less than ninety (90) days nor more than one hundred twenty (120) days prior to the first anniversary date of the Annual Meeting of stockholders for the preceding year; provided, however, if and only if the Annual Meeting is not scheduled to be held within a period that commences thirty (30) days before such anniversary date and ends thirty (30) days after such anniversary date (an Annual Meeting date outside such period being referred to herein as an “Other Meeting Date”), such Stockholder Notice shall be given in the manner provided herein by the later of the close of business on (i) the date ninety (90) days prior to such Other Meeting Date or (ii) the tenth day following the date such Other Annual Meeting Date is first publicly announced or disclosed.

To be in proper written form, a stockholder's notice to the Secretary must set forth as to each matter such stockholder proposes to bring before the Annual Meeting of stockholders: (i) the text of the proposal to be presented, including the text of any resolutions to be proposed for consideration by stockholders; (ii) a brief written statement of the reasons why such stockholder favors the proposal; (iii) whether the stockholder is providing the notice at the request of a beneficial holder of shares, whether the stockholder or any such beneficial holder has any agreement, arrangement or understanding with, or has received any financial assistance, funding or other consideration from any other person with respect to the investment by the stockholder or the beneficial holder in the corporation or the matter such notice relates to, and the details thereof, including the name of such other person (for the purposes of this By-Law 15, the stockholder, any beneficial holder on whose behalf the notice is being delivered, and any persons with whom such agreement, arrangement or understanding exists or from whom such assistance has been obtained are hereinafter collectively referred to as “Interested Persons”); (iv) the name and address of all Interested Persons; (v) a complete listing of the record and beneficial ownership positions (including number or amount) of all equity securities and debt instruments, whether held in the form of loans or capital market instruments, of the corporation or any of its subsidiaries held by all Interested Persons; (vi) whether and the extent to which any hedging, derivative or other transaction is in place or has been entered into within the prior six months preceding the date of delivery of such notice by or for the benefit of any Interested Person with respect to the corporation or its subsidiaries or any of their respective securities, debt instruments or credit ratings, the effect or intent of which transaction is to give rise to gain or loss as a result of changes in the trading price of such securities or debt instruments or changes in the credit ratings for the corporation, its subsidiaries or any of their respective securities or debt instruments (or, more generally, changes in the perceived creditworthiness of the corporation or its subsidiaries), or to increase or decrease the voting power of such Interested Person, and if so, a summary of the material terms thereof; (vii) a brief description of the business proposed to be brought before the Annual Meeting of stockholders and the reasons for conducting such business at the Annual Meeting of stockholders; and (viii) a representation that such stockholder is a holder of record of stock of the corporation and intends to appear in person or by proxy at the Annual Meeting of stockholders to bring such business before the meeting. The corporation may require such stockholder to furnish such other information as may reasonably be required by the corporation in connection with such proposed business. Such notice shall be updated not later than ten (10) days after the record date for the determination of stockholders entitled to vote at the meeting to provide any material changes in the foregoing information as of the record date. As used herein, “beneficially owned” has the meaning provided in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934.

No business shall be conducted at the Annual Meeting of stockholders except business (i) specified in the notice of Annual Meeting given by or at the direction of the Board of Directors, (ii) otherwise brought before the Annual Meeting by or at the direction of the Board of Directors or (iii) brought before the Annual Meeting in accordance with the procedures set forth in this By-Law 15 or By-Law 19, provided, however, that once business has been properly brought before the Annual Meeting of stockholders in accordance with such procedures, nothing in this By-Law 15 or By-Law 19 shall be deemed to preclude discussion by any stockholder of any such business. If the Chairman of an Annual Meeting of stockholders determines that business was not properly brought before the meeting in accordance with the foregoing procedures, the Chairman shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted.

For purposes of this By-Law 15 and By-Law 19, a matter shall be deemed to have been "publicly announced or disclosed" if suchmatter is disclosed in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission.

In no event shall the postponement or adjournment of an Annual Meeting already publicly announced, or any announcement of such postponement or adjournment, commence a new period (or extend any time period) for the giving of notice as provided in this By-Law 15 or By-Law 19. This By-Law 15 shall not apply to stockholder proposals required to be included in the corporation’s proxy materials pursuant to Rule 14a-8 under the Exchange Act.

The person presiding at any meeting of stockholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall have the power and duty to determine whether notice of nominees and other matters proposed to be brought before a meeting has been duly given in the manner provided in this By-Law 15 or By-Law 19 and, if not so given, shall direct and declare at the meeting that such nominee or other matters are not properly before the meeting and shall not be considered.

19. NOMINATIONS

Subject to the rights of holders of any series of Preferred Stock or any other class of capital stock of the corporation (other than the Common Stock) then outstanding, nominations for the election of Directors may be made by the affirmative vote of a majority of the entire Board of Directors or by any stockholder of record entitled to vote generally in the election of Directors complying with this By-Law 19. Any stockholder of record entitled to vote generally in the election of Directors may nominate one or more persons for election as Directors at a meeting only if a written notice of such stockholder's intent to make such nomination or nominations meeting the requirements described below, has been given, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the corporation, and received by the corporation, not less than ninety (90) days nor more than one hundred twenty (120) days prior to the first anniversary date of the Annual Meeting of stockholders for the preceding year; provided, however, if and only if the Annual Meeting is not scheduled to be held within a period that commences thirty (30) days before such anniversary date and ends thirty (30) days after such anniversary date (an Annual Meeting date outside such period being referred to herein as an “Other Meeting Date”), such Stockholder Notice shall be given in the manner provided herein by the later of the close of business on (i) the date ninety (90) days prior to such Other Meeting Date or (ii) the tenth day following the date such Other Annual Meeting Date is first publicly announced or disclosed. Each such notice to the Secretary shall set forth: (a) whether the stockholder is providing the notice at the request of a beneficial holder of shares, whether the stockholder, any beneficial holder or any nominee has any agreement, arrangement or understanding with, or has received any financial assistance, funding or other consideration from, any other person with respect to the investment by the stockholder or such beneficial holder in the corporation or the nomination or nominations, and the details thereof including the name of such other person (for the purposes of this By-Law 19, the stockholder, any beneficial holder on whose behalf the notice is being delivered, any nominees listed in the notice and any persons with whom such agreement, arrangement or understanding exists or from whom such assistance has been obtained are hereinafter collectively referred to as “Interested Persons”); (b) the name and address of record of all Interested Persons; (c) a complete listing of the record and beneficial ownership positions (including number or amount) of all equity securities and debt instruments, whether held in the form of loans or capital market instruments, of the corporation or any of its subsidiaries held by all Interested Persons; (d) whether and the extent to which any hedging, derivative or other transaction is in place or has been entered into within the prior six months preceding the date of delivery of such notice by or for the benefit of any Interested Person with respect to the corporation or its subsidiaries or any of their respective securities, debt instruments or credit ratings, the effect or intent of which transaction is to give rise to gain or loss as a result of changes in the trading price of such securities or debt instruments or changes in the credit ratings for the corporation, its subsidiaries or any of their respective securities or debt instruments (or, more generally, changes in the perceived creditworthiness of the corporation or its subsidiaries), or to increase or decrease the voting power of such Interested Person, and if so, a summary of the material terms thereof; (e) a representation that the stockholder is a holder of record of shares of the corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (f) the name, age, business and residence addresses, and principal occupation or employment of each nominee; (g) whether each nominee is eligible for consideration as an independent Director under the relevant standards contemplated by Item 407(a) of Regulation S-K; (h) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission; and (i) the signed consent of each nominee to serve as a Director of the corporation if so elected. The corporation may require any proposed nominee to furnish such other information as may reasonably be required by the corporation to determine the eligibility of such proposed nominee to serve as a Director of the corporation or to be considered “independent” as a Director or as a member of the audit or other committee of the Board under the various rules and standards applicable to the corporation. The presiding officer of the meeting may, if the facts warrant, determine that a nomination was not made in accordance with the foregoing procedure, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded. Such notice shall be updated not later than ten (10) days after the record date for the determination of stockholders entitled to vote at the meeting to provide any material changes in the foregoing information as of the record date. As used herein, “beneficially owned” has the meaning provided in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934.

Notwithstanding anything in this Article 19 to the contrary, in the event that the number of Directors to be elected to the Board of Directors of the Corporation is increased and either all of the nominees for Director or the size of the increased Board of Directors is not publicly announced or disclosed by the Corporation at least 100 days prior to the first anniversary of the preceding year’s Annual Meeting, a Stockholder Notice shall also be considered timely hereunder, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary of the Corporation at the principal executive office of the Corporation not later than the close of business on the tenth day following the first date all of such nominees or the size of the increased Board of Directors shall have been publicly announced or disclosed.

Only such matters shall be properly brought before a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any stockholder may nominate a person or persons (as the case may be), for election to such position(s) as specified in the Corporation’s notice of meeting, if the Stockholder Notice required by this Article 19 hereof shall be delivered to the Secretary of the Corporation at the principal executive office of the Corporation not later than the close of business on the tenth day following the day on which the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting is publicly announced or disclosed.

This By-Law 19 shall not apply to stockholder nominations required to be included in the corporation’s proxy materials pursuant to Rule 14a-8 under the Exchange Act.

Form 10-K, Annual Report and Proxy Statement

The Company’s Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended December 31, 2011 (including the consolidated financial statements and schedules thereto, but excluding exhibits) has been included with the mailing of this Proxy Statement to stockholders of record and beneficial holders as of March 1, 2012. Additional copies of the Company’s Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended December 31, 2011 (excluding exhibits) will be provided without charge to each stockholder so requesting in writing. Each request must set forth a good faith representation that, as of March 1, 2012, the record date for the Annual Meeting, the person making the request beneficially owned shares of the Company’s Common Stock. The written request should be directed to: Jeffrey A. Cook, Executive Vice President, Chief Financial Officer and Treasurer. In addition, the Form 10-K, Notice of Meeting, Proxy Statement and Proxy Card are available on the Company’s website at www.swmintl.com.
Communicating with the Board

Stockholders and interested parties may communicate directly with the Board of Directors, including the Lead Non-Management Director and Chairman of the Audit Committee, by telephonic or written communication as set forth below. Each communication intended for the Board of Directors and received by the Vice President of Internal Audit that is related to the operation of the Company will be forwarded to the designated person. The Vice President of Internal Audit may screen communications solely for the purpose of eliminating communications that are commercial in nature and not related to the operation of the Company and to conduct appropriate security clearance. All communications relating to the operation of the Company shall be forwarded to the designated recipient in their entirety.

If by phone:
A voice mail message may be left identifying the individual to whom it is directed by calling (866) 528-2593. This is a toll free call and is monitored and accessible only to the Vice President of Internal Audit of the Company. Messages received on this line will be maintained in confidence to the extent practicable.

If by mail:
A sealed envelope prominently marked “Confidential” on the outside of the envelope that it is directed to the attention of the Audit Committee Chairman or the Lead Non-Management Director, as appropriate, may be mailed to

Vice President of Internal Audit
Schweitzer-Mauduit International, Inc.
100 North Point Center East–Suite 600
Alpharetta, Georgia 30022

YOUR VOTE IS IMPORTANT

You are encouraged to let us know your preference by marking the appropriate boxes on the enclosed proxy card.

SCHWEITZER-MAUDUIT INTERNATIONAL, INC.

COMMON STOCK PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

For Annual Meeting of Stockholders, April 26, 2012

The undersigned hereby appoints JOHN W. RUMELY, JR. and MARK A. SPEARS, and each of them, proxies with full power of substitution, to represent and to vote as set forth herein all the shares of Common Stock of Schweitzer-Mauduit International, Inc. (the "Corporation") held of record by the undersigned on March 1, 2012, at the Annual Meeting of Stockholders of the Corporation, to be held at the Corporation's headquarters, 100 North Point Center East, Alpharetta, GA 30022 at 11:00 a.m. local time, on Thursday, April 26, 2012, and any adjournment thereof.

(Continued and to be signed on the reverse side)

ANNUAL MEETING OF STOCKHOLDERS OF

SCHWEITZER-MAUDUIT INTERNATIONAL, INC.

April 26, 2012

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting, Proxy Statement and Proxy Card
are available at www.swmintl.com

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

↓ Please detach along perforated line and mail in the envelope provided. ↓

20330000000000001000 8 042612

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS AND "FOR" PROPOSAL 2.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election of Class II Directors:

NOMINEES:

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

○ K.C. Caldabaugh
○ William A. Finn
○ John D. Rogers

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark **"FOR ALL EXCEPT"** and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

	FOR	AGAINST	ABSTAIN
2. Ratification of Deloitte & Touche as the independent registered public accounting firm for the fiscal year ending December 31, 2012.	☐	☐	☐

The undersigned acknowledges receipt from the Company before the execution of this proxy of the Notice of Annual Meeting of Stockholders, a Proxy Statement for the Annual Meeting of Stockholders and the 2011 Annual Report to Stockholders

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

Please mark here if you plan to attend the meeting. ☐

Signature of Stockholder ______ Date: ______ Signature of Stockholder ______ Date: ______

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.